Filed Pursuant to Rule 424(b)(5)
Registration No. 333-128596
The information in this Prospectus Supplement is not complete and may be changed. This Prospectus Supplement and the accompanying Prospectus are not offers to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Prospectus Supplement
(To prospectus dated October 4, 2005)
11,000,000 Shares
Common Shares
$                per share

         Max Re Capital Ltd. is offering 11,000,000 of our common shares by this prospectus supplement. We have granted the underwriters an option to purchase up to 1,650,000 additional common shares.
      Our common shares are quoted on the Nasdaq National Market under the trading symbol “MXRE.” The last reported sale price of our common shares on the Nasdaq National Market on October 10, 2005 was $24.09 per share.
       Investing in our common shares involves risks that are described in the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 2 of the accompanying prospectus.

       Neither the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda, the Bermuda Monetary Authority nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

	Per Share	Total

Public offering price	$	$
Underwriting discounts and commissions	$	$
Proceeds, before expenses, to Max Re Capital	$	$
      The common shares will be ready for delivery on or about October      , 2005.

Joint Book-Running Managers

Banc of America Securities LLC	Citigroup

Fox-Pitt, Kelton
                                         Keefe, Bruyette & Woods

Morgan Stanley

Wachovia Securities

The date of this prospectus supplement is October      , 2005.

     You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not and the underwriters have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in a jurisdiction where the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or, in the case of the documents incorporated by reference, the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.
     This prospectus supplement and the accompanying prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In accepting the prospectus supplement and the accompanying prospectus for filing, the Registrar of Companies in Bermuda does not accept any responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus supplement or the accompanying prospectus.

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ABOUT THIS PROSPECTUS SUPPLEMENT
      This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. In this prospectus supplement, we provide you with specific information about the terms of this offering and certain other information. Both this prospectus supplement and the accompanying prospectus include important information about us, our common shares and other information you should know before investing in our common shares. This prospectus supplement and the accompanying prospectus also incorporate important business and financial information about Max Re Capital Ltd. and its subsidiaries that is not included in or delivered with these documents. You should read both this prospectus supplement and the accompanying prospectus as well as the additional information described under the heading “Where You Can Find More Information” on page S-37 of this prospectus supplement and page 48 of the accompanying prospectus before investing in our common shares. This prospectus supplement adds, updates and changes information contained in the accompanying prospectus and the information incorporated by reference. To the extent that any statement that we make or incorporate by reference in this prospectus supplement is inconsistent with the statements made in the accompanying prospectus or the information incorporated by reference, the statements made in the accompanying prospectus are deemed modified or superseded by the statements made or incorporated by reference in this prospectus supplement.
      We own or have rights to trademarks or trade names that we use in conjunction with the operation of our business. In addition, our name, logo and web site name and address are our service marks or trademarks. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement belongs to its holder.

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PROSPECTUS SUPPLEMENT SUMMARY
      This summary highlights information contained elsewhere in this prospectus supplement. We urge you to read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section. As used in this prospectus, unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our” and similar expressions are references to Max Re Capital Ltd. and its consolidated subsidiaries. Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Max Re Capital” are solely to Max Re Capital Ltd., references to “Max Re” are solely to our subsidiary Max Re Ltd., references to “Max Europe” are solely to our Irish subsidiaries collectively, Max Europe Holdings Limited, Max Re Europe Limited and Max Insurance Europe Limited, references to “Max Europe Holdings” are solely to our subsidiary Max Europe Holdings Limited, references to “Max Re Europe” are solely to our subsidiary Max Re Europe Limited, references to “Max Insurance Europe” are solely to our subsidiary Max Insurance Europe Limited, references to “Max Re Diversified” are solely to our subsidiary Max Re Diversified Strategies Ltd., and references to “Max Re Managers” are solely to our subsidiary Max Re Managers Ltd.
Overview
      We are a Bermuda-based provider of reinsurance and insurance for both the property and casualty and life and annuity, including disability, markets with approximately $1,025.0 million in consolidated shareholders’ equity as of June 30, 2005. We differentiate our company from our competitors by offering reinsurance and insurance products covering exposures in several areas of both markets and by targeting superior risk-adjusted returns from our diversified investment portfolio. We model our assets and liabilities on an integrated basis to better manage our reinsurance and insurance liability exposure, structure our investment portfolio and assess our overall risk.
      We believe that our diversified products and exposure base, together with our integrated risk management, provide us with flexibility in making decisions regarding our investments because they permit us to undertake investment strategies that have greater liquidity constraints than publicly traded stocks and bonds. This flexibility, as well as a greater flexibility provided under Bermuda law to make various types of investments including alternative investments, allows us to invest our assets in both a portfolio of high grade fixed maturity securities, which we refer to in this prospectus supplement as “fixed maturities”, and an alternative investment portfolio, which currently invests in approximately 50 underlying alternative investment funds. Our alternative investment portfolio also includes two strategic reinsurance private equity investments. Our alternative investment portfolio is designed to provide diversification and to generate positive returns while attempting to reduce the frequency and severity of loss outcomes. For a description of our alternative investment strategies, see “Business — Alternative Investments” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.
      During the year ended December 31, 2004, our gross premiums written were $1,043.6 million, compared to $1,009.8 million during the year ended December 31, 2003, an increase of 3.3%. During the six months ended June 30, 2005, our gross premiums written were $700.8 million, compared to $623.2 million during the six months ended June 30, 2004, an increase of 12.5%. Of our aggregate gross premiums written from our inception through December 31, 2004, $2,577.1 million, or 67.4%, were derived from property and casualty reinsurance products, $411.3 million, or 10.8% were derived from our property and casualty insurance products and $832.6 million, or 21.8%, were derived from life and annuity reinsurance products. During the year ended December 31, 2004, the annual total rate of return on our investment portfolio was 5.63%. Based on market values at June 30, 2005, approximately 68.2% of our investment assets were invested in cash and fixed maturities and approximately 31.8% were invested in alternative investments.

Our Competitive Strengths
      We believe that the following competitive strengths allow us to capitalize on favorable reinsurance and insurance industry opportunities:

•	Diverse products. We offer reinsurance and insurance products providing coverage for several property and casualty and life and annuity exposures, which allows us to adapt to, and take advantage of, market trends and underwriting opportunities. We plan to grow our property and property catastrophe product lines in the attractive market environment expected to follow the severe hurricane activity of 2004 and 2005.

•	Experienced management and underwriting team. Our management’s substantial industry experience, contacts and knowledge enable us to identify and capitalize on attractive underwriting opportunities. We believe that our experienced lead underwriters, with an average of over 20 years of experience, have the knowledge to execute reinsurance and insurance transactions effectively in the property and casualty and life and annuity markets. Further, we believe that our collective experience and personal relationships provide us with access to brokers and clients and have enabled us to become an established reinsurer among many of the largest reinsurance brokers worldwide.

•	Sophisticated, integrated risk management and capital allocation system. Max Re has built a proprietary enterprise risk management system, or ERMS, based on current industry best practices. ERMS integrates actuarial models of our liabilities with financial models of our assets. Using ERMS, we allocate capital to underwriting product lines that we believe provide the most attractive risk-adjusted returns.

•	Lower operating costs. We believe that our operating costs are lower than most other publicly-traded reinsurers and we benefit from the absence of a corporate level income tax in Bermuda. We believe that the significant experience of our senior executives and underwriters, their technical expertise and our use of ERMS enables us to operate efficiently, which minimizes our overhead costs.

•	Superior investment portfolio performance. We believe that our diversified investment strategy enables us to generate superior risk-adjusted returns from our investment portfolio than those of our competitors.

Our Strategy
      Our goal is to become a leading provider of reinsurance and insurance products and generate superior returns on equity. We intend to utilize our competitive strengths to achieve this goal by pursuing the following strategic objectives:

•	Expand and diversify our products. In 2006, we intend to grow our short-tail property reinsurance and insurance premium volume, including through an expansion of the underwriting of property and property catastrophe reinsurance, in what we expect to be an attractive market environment. We intend to continue to grow our long-tail casualty reinsurance and insurance premium volume at a moderate pace. We expect stable premium volume in our life and annuity reinsurance business. We expect this to further diversify our exposure base and provide greater stability to our financial results.

•	Moderate our diversified investment strategy. As our property exposure grows, which could result in significant cash needs for loss payments subsequent to catastrophe events, we expect to lower our allocation to alternative investments, which do not have immediate liquidity, and to increase our allocation to our high grade, publicly traded, fixed maturities securities portfolio, which has immediate liquidity.

•	Expand and diversify our client base. We intend to continue to expand and diversify our reinsurance and insurance client base in both the property and casualty and life and annuity markets by developing relationships with new clients and expanding relationships with existing clients and brokers.

Max Re’s Financial Position and Ratings
      Max Re had a capital base of $1,025.0 million as of June 30, 2005 and is currently rated “A- (excellent)” by A.M. Best Company and “A (strong)” by Fitch, Inc. These ratings reflect each rating agency’s opinion of Max Re’s financial strength, operating performance and ability to meet obligations and are not directed toward the protection of investors or a recommendation to buy, sell or hold our common shares.

History
      Max Re Capital and Max Re were formed in July 1999 under the laws of Bermuda and commenced operations in January 2000 following the completion of a $331.0 million private placement of our common shares and Max Re’s non-voting common shares in December 1999.
      On August 14, 2001, Max Re Capital raised gross proceeds of $192.0 million in an initial public offering of common shares. Total proceeds received, net of underwriting discounts and commissions, were $179.5 million. Substantially all of the net proceeds were contributed to Max Re in support of its reinsurance operations. Max Re Capital’s common shares are listed on the Nasdaq National Market under the symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.”
      On July 30, 2003, all holders of Max Re non-voting common shares and warrants to acquire Max Re non-voting common shares exchanged such shares and warrants for Max Re Capital common shares and warrants to acquire Max Re Capital common shares. The result of this exchange was the elimination of minority interest and increase in shareholders’ equity of equal amounts as of the date of the exchange.
      Our principal executive offices are located at Max Re House, 2 Front Street, Hamilton, HM 11, Bermuda. Our telephone number at that location is (441) 296-8800. We maintain a website at http://www.maxre.bm. The information on our website is not a part of this prospectus supplement.
      For additional information concerning our company, please see “Where You Can Find More Information” on page S-37 of this prospectus supplement.
Recent Developments

Hurricane Katrina and Other Loss Events
      On September 15, 2005, we issued a press release announcing that we preliminarily estimated that our 2005 third quarter earnings were expected to be negatively impacted by $60.0 million to $90.0 million as a result of Hurricane Katrina (“Katrina”). On October 7, 2005, we issued a press release in which we updated our estimate to provide that our 2005 third quarter earnings were expected to be negatively impacted by $90.0 million for Katrina and $20.0 million for Hurricane Rita (“Rita”).
      Our loss estimates from Katrina and Rita are preliminary and are based on portfolio modeling, a review of individual contracts and preliminary indications from clients and brokers. We have received very few claims notices to date. The unique nature of the losses and the potential for legal and regulatory developments to impact the magnitude of the loss are expected to introduce significant uncertainty and delay into the loss adjustment and settlement processes. Consequently, the actual impact on our results arising from Katrina and Rita may differ materially from the current estimate.
Earnings Estimates
      On October 7, 2005, we filed a press release in which we announced that we expected our net income for the nine months ended September 30, 2005 to be between $10.0 million and $20.0 million.

The Offering

Common shares offered	11,000,000 common shares

Common shares outstanding after this offering	57,112,212 common shares(1)

Option to purchase additional common shares	1,650,000 common shares

Use of proceeds	We estimate that the net proceeds from this offering after deducting expenses will be approximately $ million (or approximately $ million if the underwriters exercise in full their option to purchase additional common shares.

We intend to use the net proceeds from this offering to increase the capital and surplus of our reinsurance operating subsidiaries to support expanded underwriting capacity, particularly in property and property catastrophe reinsurance lines, in 2006 and for general corporate purposes. See “Use of Proceeds.”

Risk factors	See “Risk Factors” and other information included in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in our common shares.

Nasdaq National Market symbol	“MXRE”

(1)	The number of shares outstanding after the offering assumes no exercise of the underwriters’ option to purchase up to 1,650,000 additional common shares and excludes 2,095,161 common shares issuable upon the exercise or vesting, as the case may be, of outstanding options, 9,167,711 common shares issuable pursuant to warrants and 162,900 restricted common shares.
     Unless otherwise indicated, all share information in this prospectus supplement is based on the number of shares outstanding as of October 7, 2005.

RISK FACTORS
      An investment in our common shares is subject to significant risks inherent in our business. You should carefully consider the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2004, which is incorporated herein by reference, the risks and uncertainties described below and the other information included in this prospectus supplement and the accompanying prospectus before purchasing our common shares. If any of the events described occur, our business and financial results could be adversely affected in a material way. This could cause the trading price of our common shares to decline, perhaps significantly.
      This prospectus supplement and accompanying prospectus also contains forward-looking statements about our business and results of operations that could be impacted by various risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks and uncertainties described below and elsewhere in this prospectus supplement and the accompanying prospectus. See “Forward-Looking Statements” in the accompanying prospectus.
Risks Related to Our Business
Our losses and benefits may exceed our loss and benefit reserves, which could significantly increase our liabilities and reduce our profits.
      Our success depends on our ability to assess accurately the risks associated with the business that we insure and reinsure. If we fail to assess these risks accurately, or if events or circumstances cause our estimates to be incorrect, we may not establish appropriate premium rates and our reserves may be inadequate to cover our losses. If our actual claims experience is less favorable than our underlying assumptions, we will be required to increase our liabilities, which will reduce our profits.
      As of December 31, 2004, we had loss and benefit reserves of $2,121.2 million. During the year ended December 31, 2004, we incurred loss and benefit expenses of $764.3 million. We periodically review and, where appropriate, adjust our loss and benefit reserves in the period in which this review occurs.
      Reserves are actuarial and statistical projections at a given point in time of what we ultimately expect to pay on claims and benefits, based on facts and circumstances then known, predictions of future events, estimates of future trends in claim frequency and severity, mortality, morbidity and other variable factors such as inflation. Reinsurance has inherently greater uncertainties of loss and benefit reserves as compared to insurance, primarily due to:

•	the necessary reliance on the ceding company or insurer for information regarding losses and benefits; and

•	the lapse of time from the occurrence of the event to the reporting of the loss or benefit to the reinsurer and the ultimate resolution or settlement of the loss or benefit.
      Our estimation of reserves is inherently less reliable than the reserve estimations of a reinsurance and insurance company with a greater volume of business and a more established loss history. Our actual losses and benefits may deviate, perhaps substantially, from the reserve estimates contained in our financial statements. In addition, although we conduct due diligence on the transactions that we underwrite, in connection with our reinsurance business we are also dependent on the original underwriting decisions made by ceding companies. Specifically, we are subject to the risk that the ceding clients may not have adequately evaluated the risks to be reinsured by us and that the premiums ceded may not adequately compensate us for the risks that we assume.
      In addition, as industry practices and legal, judicial and social conditions change, unexpected issues related to claims and coverage may emerge. These issues may adversely affect our business by either extending coverage beyond the period which we intended or by increasing the number or size of claims. In some instances, these changes may not manifest themselves until many years after we issue insurance or reinsurance contracts affected by these changes. As a result, we may not be able to ascertain the full extent of our liabilities under our insurance or reinsurance contracts for many years following the issuance of these contracts.
      If we determine that our reserves are inadequate, we will increase our reserves with a corresponding reduction in net income for the period in which the deficiency is identified.
Established competitors with greater resources may make it difficult for us to market our products effectively and offer our products at a profit.
      The reinsurance and insurance industry is highly competitive. Competition in the types of business that we currently underwrite and intend to underwrite in the future is based principally on:

•	premium rates;

•	ability to structure innovative terms and conditions in product offerings;

•	the general reputation and perceived financial strength of the insurer or reinsurer;

•	relationships with reinsurance and insurance intermediaries;

•	ratings assigned by independent rating agencies;

•	speed of claims payment and administrative activities; and

•	experience in the particular line of reinsurance or insurance to be written.
      We compete directly with numerous independent reinsurance companies, captive insurance companies, insurance companies, subsidiaries or affiliates of established insurance companies or newly formed companies, reinsurance departments of primary insurance companies and underwriting syndicates from countries throughout the world in our chosen product lines. Many of these competitors are well established, have significant operating histories, underwriting expertise and extensive capital resources and have developed longstanding customer relationships. Our worldwide reinsurance competitors include ACE Limited, American International Group, Inc., Berkshire Hathaway, Inc., Swiss Reinsurance Company and XL Capital Ltd, all larger companies, with higher credit ratings and greater credit capacity. Additionally, competitors such as AXIS Capital Holdings Limited, Arch Capital Group Ltd., and Endurance Specialty Insurance Ltd. entered the market following the improvement in pricing levels and contract terms for property and casualty business primarily as a result of the September 11, 2001 terrorist attacks.
      We believe that our innovative business solutions and ability to respond quickly to client needs enable us to compete effectively in the markets in which we operate. However, we cannot assure you that we will be able to compete effectively in the future.
Our ability to write reinsurance and insurance in the property and casualty market may be affected by cyclical trends and in the life and annuity market by global economic conditions and fluctuations in interest rates.
      The property and casualty reinsurance and insurance industry has historically been affected by cyclical trends. Demand for property and casualty reinsurance and insurance is influenced significantly by underwriting results of primary insurers and prevailing general economic and market conditions, all of which affect reinsurance and insurance premium rates and liability retention decisions of companies and primary insurers. The supply of property and casualty reinsurance and insurance is directly related to prevailing prices and levels of surplus available to support assumed business that, in turn, may fluctuate in response to changes in rates of return on investments being realized in the reinsurance and insurance industry, the frequency and severity of losses and prevailing general economic and market conditions. The cyclical trends in the property and casualty reinsurance and insurance industries and the profitability of these industries can also be significantly affected by volatile and unpredictable developments, including what our management believes to be a trend of courts to grant increasingly larger awards for certain damages, natural disasters such as catastrophic hurricanes, windstorms, tornadoes, earthquakes, floods and fires, fluctuations in interest rates, changes in the investment environment that affect market prices of investments and inflationary pressures that may tend to affect the size of losses experienced by insureds and primary insurance companies. We cannot predict whether market conditions will remain constant, improve or deteriorate. Adverse market conditions may lead to a significant reduction in property and casualty premium rates, less favorable policy terms and/or less premium volume.
      With respect to the types of life and annuity contracts we offer, although we are beginning to see more opportunities in the market, we remain cautious about whether these opportunities will result in additional business for us in the near term. We cannot predict how market conditions will develop or the magnitude of their effect on our life and annuity reinsurance business in the future.
We intend to expand our property and property catastrophe reinsurance operations in 2006, which may make us vulnerable to losses from catastrophes and may cause our results of operations to vary significantly from period to period.
      One of our strategic objectives is to expand and diversify our products, including by expanding into classes of business or market segments that are consistent with our underwriting expertise and have the potential to generate underwriting profit. In pursuit of this objective, we intend to expand our property and property catastrophe reinsurance underwriting in 2006. If we successfully expand our property and property catastrophe reinsurance operations, we may become vulnerable to losses from catastrophes. Catastrophes can be caused by various unpredictable events, including earthquakes, hurricanes, hailstorms, severe winter weather, floods, fires, tornadoes, volcano eruptions, explosions and other natural or man-made disasters. The incidence and severity of catastrophes are inherently unpredictable, but the loss experience of property catastrophe insurers and reinsurers has been generally characterized as low frequency and high severity in nature. In addition, because accounting regulations do not permit insurers and reinsurers to reserve for such catastrophic events until they occur, claims from catastrophic events could cause substantial volatility in our financial results for any fiscal quarter or year and could have a material adverse effect on our financial condition and results of operations. Our ability to write new business also could be adversely impacted.
Uncertainty related to estimated losses from Hurricanes Katrina and Rita may further impact our financial results.
      On September 15, 2005, we issued a press release announcing that we preliminarily estimated our 2005 third quarter earnings were expected to be impacted by $60.0 million to $90.0 million as a result of Hurricane Katrina. On October 7, 2005, we updated our estimate for our 2005 third quarter results to reflect a $90.0 million expected impact for Hurricane Katrina and a $20.0 million impact for Hurricane Rita. Third party sources have estimated that aggregate insurance industry losses from Hurricane Katrina could be as high as $60.0 billion. It is not currently known what the ultimate actual insured losses from Hurricanes Katrina and Rita will be.
      Our loss estimates from Hurricanes Katrina and Rita are preliminary and based on portfolio modeling, a review of individual contracts and preliminary indications from clients and brokers. The unique nature of the loss and the potential for legal and regulatory developments to impact the magnitude of the loss is expected to introduce significant uncertainty and delay into the loss adjustment and settlement processes. Consequently, the actual impact on our results arising from Hurricanes Katrina and Rita may differ materially from the current estimate.
      In addition, our initial Hurricane Katrina and Hurricane Rita loss estimates are subject to a high level of uncertainty due to extremely complex and unique causation and coverage issues associated with the attribution of losses to wind or flood damage or other perils such as fire, business interruption or riot and civil commotion. We expect that these issues will not be resolved for a considerable period of time and may be influenced by evolving legal and regulatory developments.
      Our actual losses from Hurricane Katrina may exceed our estimates as a result of, among other things, the receipt of additional information from clients, the attribution of losses to coverages that for the purpose of our estimates we assumed would not be exposed, which may be affected by class action lawsuits or state regulatory action, and inflation in repair costs due to the limited availability of labor and materials, in which case our financial results could be further materially adversely affected.
A downgrade or withdrawal of any of our ratings would significantly and negatively affect our ability to implement our business strategy successfully.
      Companies, insurers and reinsurance and insurance intermediaries use financial ratings as an important means of assessing the financial strength and quality of insurers and reinsurers. An unfavorable rating or the lack of a rating of its reinsurer or insurer may adversely affect the rating of a company purchasing reinsurance or insurance.
      A.M. Best and Fitch have currently assigned Max Re insurer financial strength ratings of “A- (Excellent)” and “A (Strong),” respectively. “A-(Excellent)” is the fourth highest of 15 ratings used by A.M. Best and “A (Strong)” is the 6th highest of 21 ratings used by Fitch. The ratings assigned by rating agencies to reinsurance companies are based upon factors relevant to policyholders and are not directed toward the protection of investors or a recommendation to buy, sell or hold securities. To date, none of our ratings issued by an independent rating agency has been downgraded. However, if an independent rating agency downgrades or withdraws any of our ratings, we could be severely limited or prevented from writing any new reinsurance and insurance contracts, which would significantly and negatively affect our ability to implement our business strategy successfully.
A limited number of reinsurance and insurance brokers broker transactions accounting for a large portion of our revenues, and a loss of all or a substantial portion of this brokered business could have a material adverse effect on our business and results of operations.
      A substantial portion of our reinsurance and insurance business is primarily placed through brokered transactions, which involve a limited number of reinsurance and insurance brokers. During the years ended December 31, 2004, 2003, and 2002, the top three independent producing intermediaries and brokerage firms accounted for 27%, 25% and 10%; 36%, 15% and 11%; and 25%, 24% and 18%, respectively, of gross premiums written. Loss of all or a substantial portion of the brokered business provided through one or more of these brokers could have a material adverse effect on our business and results of operations.
The involvement of reinsurance brokers subjects us to their credit risk.
      In accordance with industry practice, we frequently pay amounts owed on claims under our policies to reinsurance brokers, and these brokers, in turn, pay these amounts over to the ceding insurers that have reinsured a portion of their liabilities with us. In some jurisdictions, if a broker fails to make such a payment, we might remain liable to the ceding insurer for the deficiency. Conversely, in certain jurisdictions, when the ceding insurer pays premiums for these policies to reinsurance brokers for payment to us, these premiums are considered to have been paid and the ceding insurer will no longer be liable to us for these premiums, whether or not we have actually received them. Consequently, consistent with the industry, we assume a degree of credit risk associated with brokers around the world.
Current investigations and proceedings by government agencies relating to insurance practices could adversely affect the industry in which we operate.
      In October 2004, the New York State Attorney General filed suit against an insurance broker alleging illegal conduct including the manipulation of the insurance market. In addition, other regulatory authorities have also launched investigations. We are not a party to any of the litigation and have not received any subpoenas or information requests. We have reviewed the allegations contained in the filed complaint and have conducted an internal review of our business arrangements. While we have discovered no evidence that we are involved in the type of conduct that is the subject of the complaint, it is not possible to predict the ultimate effect of the current litigation or its impact on the reinsurance industry and our business.
      We have entered into a limited number of Placement Service Agreements (PSAs) with insurance brokers. The fees incurred under these PSAs are accounted for as acquisition costs and are expensed as the associated premium is earned. We terminated our PSAs with effect from September 30, 2004. During the six months ended June 30, 2005, we settled the majority of outstanding balances in relation to our PSAs that we had terminated. While we do not believe that issues facing major producing brokers or the termination of our PSAs will have a material adverse effect on our business or financial condition, we cannot assure shareholders that this will be the case.
In the event that we are unable to purchase reinsurance or retrocessional reinsurance on acceptable terms, or if we purchase reinsurance or retrocessional reinsurance but are unable to collect, we may have difficulty mitigating the effect of large or multiple losses which, in turn, could have a significant and negative effect on our business.
      We purchase reinsurance and retrocessional reinsurance for our own account in order to mitigate the effect of large and multiple losses. A reinsurer’s insolvency or inability or refusal to make payments under the terms of its reinsurance or retrocessional agreement with us could have an adverse effect on our company because we remain liable to our client irrespective of our reinsurance or retrocessional reinsurance.
      From time to time, market conditions have limited, and in some cases have prevented, insurers and reinsurers from obtaining the types and amounts of reinsurance that they consider adequate for their business needs. Accordingly, as a result of these unfavorable market conditions, we may be unable to obtain desired amounts of reinsurance or retrocessional reinsurance. In addition, even if we are able to obtain such reinsurance or retrocessional reinsurance, we may not be able to negotiate appropriate or acceptable terms or obtain reinsurance or retrocessional reinsurance from entities with satisfactory creditworthiness. If we fail to obtain reinsurance or retrocessional reinsurance at all or on acceptable terms, our capacity to underwrite new business may be limited. In addition, if we purchase reinsurance or retrocessional reinsurance but are unable to collect, we may have difficulty mitigating the effect of large or multiple losses which, in turn, could have a significant and negative effect on our business.
If we lose or are unable to retain our senior management and other key personnel, or if we are unable to renew the Bermudian work permits of any members of our senior management or other key personnel, our ability to implement our business strategy could be delayed or hindered, which, in turn, could significantly and negatively affect our business.
      Our future success depends to a significant extent on the efforts of our senior management and other key personnel to implement our business strategy. No member of our senior management or key personnel has indicated an intention to leave our company or is nearing retirement age. We do not currently maintain key man life insurance with respect to any of our senior management.
      In addition, under Bermuda law, non-Bermudians, other than spouses of Bermudians, may not engage in any gainful occupation in Bermuda without an appropriate governmental work permit. A work permit may be granted or renewed only upon showing that, after proper public advertisement, no Bermudian, spouse of a Bermudian, holder of a permanent resident’s certificate or holder of a working resident’s certificate is available who meets the minimum standards reasonably required by the employer. The Bermuda government limits the term of work permits to six years, subject to certain exemptions for key employees. Each of the members of our senior management and professional staff who needs a work permit has obtained one. Our President and Chief Executive Officer is Bermudian and, accordingly, does not need a work permit.
      We believe there are only a limited number of available, qualified executives with substantial experience in our industry. Accordingly, the loss of the services of one or more of the members of our senior management or other key personnel (including as a result of our inability to renew the Bermudian work permit of such individual), or our inability to hire and retain other senior management and other key personnel, could delay or prevent us from fully implementing our business strategy and, consequently, significantly and negatively affect our business.

Currency fluctuations could result in exchange losses and our failure to effectively manage our multiple currency liabilities could significantly and negatively impact our business.
      We operate our business in multiple currencies. As of December 31, 2004, approximately 88.9% of our reinsurance and insurance reserves were denominated in U.S. dollars. Our remaining reinsurance and insurance reserves are denominated in currencies other than U.S. dollars. We purchase fixed maturities denominated in the currencies of the relevant reinsurance and insurance liabilities to manage our multiple currency exposures. We continually monitor those assets and liabilities to reduce our exposure to currency risk. Mismatches in multiple currency assets and liabilities may give rise to currency losses and our business could be significantly and negatively affected.
Our failure to maintain sufficient letter of credit facilities or to increase our letter of credit capacity on commercially acceptable terms as we grow could significantly and negatively affect our ability to implement our business strategy.
      We are not licensed or admitted as an insurer in any jurisdictions other than Bermuda and Ireland. Further, many jurisdictions do not permit insurance companies to take credit for reinsurance obtained from unlicensed or non-admitted insurers on their statutory financial statements unless appropriate security measures are implemented. Consequently, the majority of our reinsurance customers typically require us to obtain a letter of credit or provide other collateral through funds withheld or trust arrangements. When we obtain a letter of credit facility, we are required to provide collateral to secure our obligations under the facility.
      As of June 30, 2005, we had three letter of credit facilities totaling $520.0 million. However, we may need additional letter of credit capacity as we grow. Our failure to maintain our letter of credit facilities or to increase our letter of credit capacity on commercially acceptable terms as we grow could significantly and negatively affect our ability to implement our business strategy.
Our results of operations may fluctuate significantly from period to period and may not be indicative of our long-term prospects.
      Our results of operations may fluctuate significantly from period to period. These fluctuations result from a variety of factors, including the seasonality of the reinsurance and insurance business, the volume and mix of reinsurance and insurance products that we write, loss experience on our reinsurance and insurance liabilities, the performance of our investment portfolio and our ability to assess and integrate our risk management strategy effectively. In particular, we seek to underwrite products and make investments to achieve long-term results. As a result, our short-term results of operations may not be indicative of our long-term prospects.
There is uncertainty as to the possible renewal of the Terrorism Risk Insurance Act of 2002.
      The supply of reinsurance and insurance coverage has decreased due to withdrawal of capacity and substantial reductions in capital resulting from, among other things, the September 11, 2001 terrorist attacks. This tightening of supply has resulted in governmental intervention in the reinsurance and insurance markets, both in the United States and worldwide. For example, on November 26, 2002, the United States enacted the Terrorism Risk Insurance Act to ensure the availability of insurance coverage for terrorist acts in the United States. This law, which expires at the end of 2005, requires insurers writing certain lines of property and casualty insurance to offer coverage against certain acts of terrorism causing damage within the United States or to U.S. flagged vessels or aircraft. In return, the U.S. government is required to indemnify insurers for 90% of insured losses resulting from covered acts of terrorism, subject to a premium-based deductible. Currently there remains a great deal of uncertainty as to whether this law will be renewed or modified when it expires or what modifications may be made.

Our financial condition and results of operations could be negatively affected to the extent that we sustain losses from our reinsurance and insurance of terrorist attacks and similar risks.
      Worldwide terrorist attacks, threats of future terrorist attacks and the military initiatives and political unrest in the Middle East have all adversely affected general economic, market and political conditions, increasing many of the risks associated with the insurance markets worldwide. Although we may attempt to exclude losses from terrorism and certain other similar risks from some coverage that we write, we may not be successful in doing so. In addition, we have written and will continue to write some policies explicitly covering acts of terrorism. These risks are inherently unpredictable and recent events may lead to increased frequency and severity of losses. It is difficult to predict the timing of such events with statistical certainty or to estimate the amount of loss that any given occurrence will generate. Our financial condition and results of operations could be negatively affected to the extent that we sustain losses from our reinsurance and insurance of terrorist attacks and similar risks.
Max Re Capital has no significant operations other than its ownership of share capital of its subsidiaries and may be restricted from declaring or paying dividends.
      Max Re Capital has no significant operations or assets other than its ownership of the voting common shares of Max Re and its other subsidiaries. Dividends and other permitted payments from its subsidiaries have been and are expected to continue to be its sole source of funds to pay expenses and dividends, if any. The payment of dividends and making of distributions by Max Re, Max Re Managers and Max Re Diversified are limited under Bermuda law and regulations. Under the Insurance Act 1978 of Bermuda and related regulations (together, the “Bermuda Insurance Act”), Max Re must maintain specified minimum solvency levels and is prohibited from declaring or paying dividends that would result in noncompliance. Further, as a long-term insurer, Max Re must maintain long-term business assets of a value at least $250,000 greater than its long-term business liabilities and is prohibited from declaring or paying dividends if it does not comply or such action would result in noncompliance with the Bermuda Insurance Act. Additionally, under the Companies Act 1981 of Bermuda, each of Max Re Capital, Max Re, Max Re Managers and Max Re Diversified may only declare or pay a dividend if, among other things, it has reasonable grounds for believing that it is, or would after the payment be, able to pay its respective liabilities as they become due. Under the Irish Insurance Acts 1909 to 2000, each of Max Re Europe and Max Insurance Europe may only declare a dividend if, among other matters, such payment would not reduce its statutory surplus below the required minimum. In addition, each of our letter of credit facilities prohibits Max Re from paying dividends at any time that it is in default under the respective facility, which will occur if Max Re Capital’s shareholders’ equity or Max Re’s shareholders’ equity is less than a specified amount as well as in certain other circumstances. Accordingly, we cannot assure shareholders that Max Re Capital or its subsidiaries will declare or pay dividends in the future.
Risks Related to Our Investment Strategy
If our calculations with respect to our liabilities are incorrect, or if we do not appropriately structure our investments in relation to our anticipated liabilities, we could be forced to liquidate investments at a significant loss.
      Our ability to measure and manage risk and to implement our investment strategy is crucial to our success. We cannot assure investors that we will successfully structure our investments in relation to our anticipated liabilities under our reinsurance and insurance policies. If our calculations with respect to these liabilities are incorrect, or if we do not properly structure our investments to satisfy such liabilities, we could be forced to liquidate investments at a significant loss.
Unexpected volatility or illiquidity associated with our alternative investment portfolio or in the financial markets could significantly and negatively affect our ability to conduct business.
      Our investment guidelines permit us to invest up to 50% of our investment portfolio in an alternative investment portfolio, which we principally invest through Max Re Diversified. Max Re Diversified invests in various investment funds, which follow investment strategies that involve investing in a broad range of investments, some of which may be volatile. We invest the remainder of our alternative investment portfolio through Max Re, which makes strategic investments in reinsurance companies. Although we believe that our investment portfolio assists us in maintaining low overall volatility, the risks associated with our alternative investment portfolio may be substantially greater than the risks associated with fixed maturities investments. Further, because many of the alternative investment funds in which we invest impose limitations on the timing of withdrawals, we may be unable to withdraw our investment from a particular alternative investment fund on a timely basis. Unexpected volatility or illiquidity associated with our alternative investment portfolio could significantly and negatively affect our ability to conduct business.
      The success of our investment strategy is also affected by general economic conditions, including volatility in interest rates and the price of securities. Unexpected volatility or illiquidity in the financial markets could significantly and negatively affect our ability to conduct business.
The failure of our investment managers to perform their services in a manner consistent with our expectations and investment objectives, or the termination of our agreements with one or more of these investment managers, could significantly and negatively affect our ability to conduct business.
      We have entered into an investment management agreement with each of General Re New England Asset Management, Inc., Conning Asset Management and Asset Allocation and Management to manage our fixed maturities portfolio. We have also entered into a customer agreement and trading authorization contract with Alstra Capital Management, LLC, which we refer to in this prospectus supplement as Alstra, to act as a fund of funds advisor for our alternative investment portfolio invested through Max Re Diversified. Alstra is an affiliate of Moore Capital Management, LLC, which we refer to in this prospectus supplement as Moore Capital and which, through affiliates, is a significant shareholder of Max Re Capital. Additionally, each underlying alternative investment fund manager has discretionary authority over the portion of our underlying alternative investment portfolio that it manages. As a result, the aggregate performance of our investment portfolio depends to a significant extent on the ability of our investment managers, and the investment managers of each underlying alternative investment fund, to select and manage appropriate investments. We cannot assure you that any or all of these investment managers will be successful in meeting our investment objectives, or that these investment managers will not terminate their respective agreements with our company. The failure of these investment managers to perform their services in a manner consistent with our expectations and investment objectives, or the termination of our agreements with one or more of these investment managers, could significantly and negatively affect our ability to conduct our business.
Our investment portfolios are managed by outside managers, therefore we cannot control individual trading activity.
      Our investment managers are contractually obligated to follow our investment guidelines. However, we cannot assure you as to how our assets will be allocated among different securities or as to our level of risk exposure. Further, while the securities in our fixed maturities portfolio are all investment grade, these securities are still subject to credit risk, interest rate risk and currency risk.
Alstra’s ability to identify alternative investment fund managers and obtain access for our company to the funds managed by these fund managers may have a significant effect on the performance of our alternative investment portfolio.
      Alstra recommends appropriate alternative investment strategies and alternative investment fund managers and is contractually obligated to follow our investment guidelines. We cannot assure you, however, as to how assets will be allocated among funds with different investment strategies. In connection with our alternative investment portfolio invested through Max Re Diversified, we depend on Alstra to identify investment managers who Alstra believes are best able to achieve superior risk-adjusted returns in their chosen strategy. Further, because these investment managers are not obligated to accept investments and may restrict access to their investment funds, we rely on Alstra to obtain access for us to these funds. Alstra’s ability to identify these fund managers and to obtain access for us to the funds managed by these fund managers may have a significant effect on the performance of our alternative investment portfolio.
Changes in market interest rates could have a material adverse effect on our investment portfolio, investment income and results of operations.
      Increasing market interest rates reduce the value of our fixed maturities, and we may realize a loss if we sell fixed maturities whose value has fallen below their acquisition cost. Declining market interest rates can have the effect of reducing our investment income, as we invest proceeds from positive cash flows from operations and reinvest proceeds from maturing and called investments in new investments that may yield less than our investment portfolio’s average rate of return. Accordingly, changes in interest rates could have a material adverse effect on our investment portfolio, investment income and results of operations.
Members of our board of directors may have conflicts of interests.
      Mr. Zack Bacon III, a member of our board of directors and its Finance Committee, is also a principal of Alstra. Given Alstra’s role as the fund of funds advisor of Max Re Diversified and the ownership by affiliates of Moore Capital of a significant amount of our common shares, Mr. Bacon may have interests that are different from, or in addition to, the interests of our shareholders generally.
Risks Related to Regulation of Our Company
We are subject to insurance laws and regulations in Bermuda and Ireland, which may restrict our ability to conduct our operations, distribute funds and pursue our investment strategy.
      The Bermuda Insurance Act regulates the reinsurance and insurance business of Max Re and the reinsurance and insurance management business of Max Re Managers. The Bermuda Insurance Act imposes solvency and liquidity standards and auditing and reporting requirements on Max Re and grants to the Bermuda Monetary Authority the power to supervise, investigate and intervene in the affairs of Bermuda reinsurance and insurance companies. Max Re is required to prepare annual statutory financial statements, file an annual statutory financial return and have its statutory reserves actuarially certified. In addition, Max Re Capital, Max Re, Max Re Managers and Max Re Diversified are each required to comply with the provisions of the Bermuda Companies Act regulating, among other things, the payment of dividends and making of distributions from contributed surplus.
      Our Irish operating subsidiaries, Max Insurance Europe and Max Re Europe, are subject to regulation by the Irish Financial Services Regulatory Authority, or IFSRA, under the Irish Insurance Acts 1909 to 2000, regulations promulgated thereunder, regulations relating to insurance business promulgated under the European Communities Act 1972, directions issued under regulations and guidelines issued by IFSRA. Max Insurance Europe is required to maintain statutory reserves in respect of underwriting liabilities and a solvency margin as provided for in the Insurance Acts and regulations. Assets constituting statutory reserves must comply with admissibility, diversification, localization and currency matching rules, and statutory reserves must be actuarially certified annually.
      These laws and regulations may restrict our ability to conduct our operations, distribute funds and pursue our investment strategy.
If we become subject to insurance laws and regulations other than those of Bermuda or Ireland our business and results of operations could be significantly and negatively affected.
      We do not expect to engage in insurance underwriting activities other than in Bermuda and Ireland and anticipate conducting our business in a manner so that we will not be subject to licensing requirements or insurance regulations other than in Bermuda and Ireland.
      The insurance laws of each U.S. state and many non-U.S. jurisdictions regulate the sale of insurance within that state or jurisdiction by alien insurers, such as Max Re, which are not authorized or admitted to do business in that jurisdiction. We do not intend to maintain an office or to solicit, advertise, settle claims or conduct other insurance activities in any jurisdiction other than Bermuda and Ireland where our activities would require us to be so authorized or admitted. However, we cannot assure you that insurance regulators in the United States or elsewhere will not review our activities or, that if there were such a review, that they would not be successful in claiming that we are subject to the licensing requirements of the particular jurisdiction. If we were to become subject to any U.S. federal or state laws and regulations or the laws and regulations of any other jurisdiction in the future, we may consider various alternatives to our operations, including:

•	modifying or restricting the manner in which we conduct our business in order to avoid being subject to, and the necessity of complying with, the laws and regulations; or

•	obtaining licenses to enable us to transact reinsurance or insurance in the particular jurisdiction.
      However, modifying or restricting the manner in which we conduct our business in other jurisdictions could significantly and negatively affect our business, including subjecting our company to risk-based capital and other regulations that could substantially affect the composition of, and returns on, our investment portfolio. In addition, our failure to comply with insurance statutes and regulations could significantly and negatively affect our company by limiting our ability to conduct business as well as subjecting us to penalties and fines. If we choose to attempt to underwrite business in a jurisdiction other than Bermuda or Ireland, we would likely need to become licensed in such jurisdiction. However, we may not be able to obtain such a license as the process of obtaining licenses is often costly and time consuming. Accordingly, we may not be able to execute a business plan that incorporates the underwriting of business in a jurisdiction in which we are not currently licensed.
      Generally, Bermuda insurance statutes and regulations applicable to Max Re are less restrictive than those that would be applicable to Max Re if it was subject to the insurance laws of any state in the United States. In the past, there have been Congressional and other initiatives in the United States regarding proposals to supervise and regulate insurers domiciled outside the United States. If in the future Max Re became subject to any insurance laws of the United States or any state thereof or of any other jurisdiction, we cannot assure you that we would be able to comply with these laws or that complying with these laws would not significantly and negatively affect our business or results of operations.
      In addition, the European Commission is currently considering proposals the effect of which would be to harmonize the regulation of reinsurers across the European Union, or EU, and to permit a reinsurer authorized in one EU member state to carry on business in any other EU member state on a freedom of services basis. If these proposals were to become law in Ireland, Max Re Europe would become subject to a higher level of regulation than the level of regulation to which it is currently subject.
Risks Related to Our Common Shares
Future sales of common shares may affect their market price.
      We cannot predict what effect, if any, future sales of our common shares, or the availability of common shares for future sale, will have on the market price of our common shares. Sales of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could adversely affect the market price of our common shares and may make it more difficult for you to sell your common shares at a time and price which you deem appropriate. As of October 7, 2005, 46,112,212 common shares were outstanding and an additional 11,425,772 common shares were issuable upon the full exercise or vesting, as the case may be, of outstanding options, warrants and restricted common shares.
Our common shares are subject to limitations on ownership and voting rights.
      Under our bye-laws, our directors or their designees are authorized to decline to register any transfer of our common shares if they have any reason to believe that such transfer would result in a shareholder owning, directly or indirectly, 9.5% or more of our common shares. Similar restrictions apply to issuances and repurchases of our common shares by us. Our directors or their designees also may, in their absolute discretion, decline to register the transfer of any common shares if they have reason to believe that such transfer may expose us, our subsidiaries, any shareholder or any person ceding insurance to us to adverse tax or regulatory treatment in any jurisdiction. Our board of directors expects to apply these restrictions fully except with respect to the purchase and sale of our common shares on the Nasdaq National Market. Although our board of directors will not decline to register any transfer of our common shares on the Nasdaq National Market, it will require the transferee to surrender the common shares to an agent designated by the board if the transfer results in the transferee owning, directly or indirectly, 9.5% or more of any class of our capital stock or causes our board to have reason to believe that the transfer may expose us, any subsidiary or shareholder or any person insured or reinsured or proposing to be insured or reinsured to adverse tax or regulatory treatment in any jurisdiction. A transferor of our common shares will be deemed to own those shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on our Register of Members. We are authorized to request information from any holder or prospective acquiror of our common shares as necessary to effect registration of any such transaction and may decline to register any such transaction if complete and accurate information is not received as requested.
      In addition, our bye-laws generally provide that any shareholder owning, directly or by attribution, 9.5% or more of our common shares will have the voting rights attached to such common shares reduced so that it may not exercise more than approximately 9.5% or more of the total voting rights. Because of the attribution provisions of the Internal Revenue Code and the rules of the Securities and Exchange Commission regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not that shareholder directly holds of record 9.5% or more of our common shares. Further, our directors or their designees have the authority to request from any shareholder certain information for the purpose of determining whether that shareholder’s voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors or their designees discretion to disregard all votes attached to such shareholder’s common shares.
U.S. persons who own our common shares may have more difficulty in protecting their interests than U.S. persons who are shareholders of a U.S. corporation.
      The Companies Act 1981 of Bermuda, which applies to us, differs in certain material respects from laws generally applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act 1981 of Bermuda, including modifications adopted pursuant to our bye-laws, applicable to us which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not discuss all aspects of Bermuda law that may be relevant to us and our shareholders.
      Interested Directors. Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, Bermuda law and our bye-laws provide that, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if:

•	the material facts as to such interested director’s relationship or interests are disclosed or are known to the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors;

•	such material facts are disclosed or are known to the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon; or

•	the transaction is fair as to the corporation as of the time it is authorized, approved or ratified.

Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
      Mergers and Similar Arrangements. The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.
      Shareholders’ Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company, is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
      Indemnification of Directors. We may indemnify our directors or officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
There are anti-takeover provisions contained in our bye-laws that could impede an attempt to replace or remove our management or delay or prevent the sale of our company, which could diminish the value of our common shares.
      Our bye-laws contain provisions that could delay or prevent changes in our management or a change of control that a shareholder might consider favorable. For example, they may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. Even in the absence of a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging takeover attempts in the future. For example, the board of directors’ authority as expressed in the bye-laws permits the board to issue up to 20,000,000 preferred shares and to fix the price, rights, preferences, privileges and restrictions of the preferred shares without any further vote or action by our shareholders. The issuance of preferred shares may delay or prevent a change in control transaction by making it more difficult for a bidder to acquire enough votes to influence or control our board of directors and the management of our company.
      Our bye-laws contain other provisions that could have a similar effect, including:

•	election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;

•	shareholders have limited ability to remove directors;

•	shareholders must give advance notice to nominate directors at shareholder meetings;

•	the total voting power of any shareholder owning 9.5% or more of our common shares is automatically reduced to less than 9.5% of the total voting power of our capital stock, unless the reduction is otherwise waived by the unanimous consent of our board of directors; and

•	our directors may, in their absolute discretion, decline to register the transfer of any common shares if they believe that the transfer may expose us, any subsidiary, shareholder or client to adverse tax or regulatory treatment or if they believe that registration of the transfer under any federal or state securities law or under the laws of any other jurisdiction is required and the registration has not yet been effected.
A shareholder may be required to sell its shares of Max Re Capital.
      Our bye-laws provide that we have the option, but not the obligation, to require a shareholder to sell its common shares for their fair market value to us, to other shareholders or to third parties if our board of directors determines that ownership of our common shares by such shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any of our shareholders and that such sale is necessary to avoid or cure such adverse consequences.
You may have difficulty effecting service of process on us or enforcing judgments against us in the United States.
      We are incorporated pursuant to the laws of Bermuda and our business is based in Bermuda. In addition, certain of our directors and officers reside outside the United States, and all or a substantial portion of our assets and the assets of such persons are located in jurisdictions outside the United States. As such, we have been advised that there is doubt as to whether:

•	a holder of our common shares would be able to enforce, in the courts of Bermuda, judgments of U.S. courts based upon the civil liability provisions of the U.S. federal securities laws;

•	a holder of our common shares would be able to bring an original action in the Bermuda courts to enforce liabilities against us or our directors and officers who reside outside the United States, based solely upon U.S. federal securities laws.
      We have also been advised that there is no treaty in effect between the United States and Bermuda providing for the enforcement of judgments of U.S. courts, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Further, certain remedies available under U.S. federal and state laws, including U.S. federal securities laws, may not be available under Bermuda law. Because judgments of U.S. courts are not automatically enforceable in Bermuda, it may be difficult for you to recover against us based upon such judgments.

Risks Related to Taxation
We may be subject to U.S. federal income taxation.
      If Max Re Capital or any of its subsidiaries are treated as engaged in a trade or business in the United States, that entity could be subject to U.S. income tax and to branch profits tax on all or a portion of its income that is effectively connected with such trade or business. We intend to operate in a manner such that we will not be treated as being engaged in a trade or business in the United States. Accordingly, we do not believe that we are subject to U.S. federal income taxation on net income. However, this determination is essentially factual in nature, and there are no definitive standards provided by the Internal Revenue Code, regulations or court decisions as to what activities constitute being engaged in a trade or business within the United States. Accordingly, there can be no assurance that the U.S. Internal Revenue Service, or IRS, would not find that we are engaged in a trade or business in the United States.
      Even if we are not treated as being engaged in a trade or business in the United States, we may be subject to U.S. federal income tax on certain fixed or determinable annual or periodical gains, profits, and income (such as dividends and certain interest on investments) derived from sources within the United States. In addition, we will be subject to a U.S. excise tax that is imposed on reinsurance and insurance premiums received with respect to risks or insureds located in the United States.
Shareholders who are U.S. persons may recognize income for U.S. federal income tax purposes on our undistributed earnings.
      Shareholders who are U.S. persons may recognize income for U.S. federal income tax purposes on our undistributed earnings if we are treated as a passive foreign investment company or a controlled foreign corporation or if we have generated more than a permissible amount of related person insurance income. In addition, gain on the disposition of our common shares may be treated as ordinary income.
      Passive Foreign Investment Company. In order to avoid significant potential adverse U.S. federal income tax consequences for any U.S. person who owns our common shares, we must not constitute a passive foreign investment company in any year in which such U.S. person is a shareholder. Those consequences could include increasing the tax liability of the investor, accelerating the imposition of the tax, and causing a loss of the basis step-up on the death of the investor. In general, a non-U.S. corporation is a passive foreign investment company for a taxable year if 75% or more of its income constitutes passive income or 50% or more of its assets produce passive income. Passive income generally includes interest, dividends and other investment income. However, passive income does not include income derived in the active conduct of an insurance business by a company that is predominantly engaged in an insurance business. This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. Currently, we do not believe that we maintain financial reserves in excess of the reasonable needs of our insurance business. If, because of a change in the business plan or for any other reason, we maintain excess financial reserves, we may be characterized as a passive foreign investment company. Although Max Re Capital’s insurance and reinsurance subsidiaries (the “Insurance Subsidiaries”) expect to engage predominantly in insurance activities that involve significant risk transfer and do not expect to have financial reserves in excess of the reasonable needs of their insurance businesses, we could nonetheless be deemed to be a passive foreign investment company. We may be characterized as a passive foreign investment company if any Insurance Subsidiary engages in certain non-traditional insurance activities that do not involve sufficient transfer of risk or if any company maintains financial reserves in excess of the reasonable needs of its respective insurance business. In addition, there may be other circumstances that may cause us not to satisfy the exception for insurance companies. For example, the IRS may disagree with our interpretation of the current scope of the active insurance company exception and successfully challenge our position that we qualify for the exception. In addition, the IRS may issue regulatory or other guidance that applies on either a prospective or retroactive basis under which we may fail to qualify for the active insurance company exception. While we do not believe that we are or will be a passive foreign investment company, we cannot assure shareholders that the IRS or a court will concur that we are not a passive foreign investment company with respect to any given year. If we were treated as a passive foreign investment company, the availability of the mark to market election is uncertain for shareholders who are U.S. persons. This election may under certain circumstances mitigate the negative tax consequences of an investment in a passive foreign investment company.
      Controlled Foreign Corporation. Each U.S. person who, directly, indirectly, or through attribution rules, owns 10% or more of our common shares should consider the possible application of the controlled foreign corporation rules.
      Each U.S. 10% shareholder of a controlled foreign corporation on the last day of the controlled foreign corporation’s taxable year generally must include in its gross income for U.S. federal income tax purposes its pro-rata share of the controlled foreign corporation’s subpart F income, even if the subpart F income has not been distributed. In general, a non-U.S. insurance company is treated as a controlled foreign corporation only if such U.S. 10% shareholders collectively own more than 25% of the total combined voting power or total value of the company’s capital stock for an uninterrupted period of 30 days or more during any year. We believe that, because of the anticipated dispersion of share ownership among holders and because of the restrictions in our bye-laws on transfer, issuance or repurchase of our common shares, shareholders will not be subject to treatment as U.S. 10% shareholders of a controlled foreign corporation. In addition, because under our bye-laws no single shareholder is permitted to exercise 9.5% or more of the total combined voting power, unless such provision is waived by the unanimous consent of the Board of Directors, we believe that our shareholders should not be viewed as U.S. 10% shareholders of a controlled foreign corporation for purposes of the controlled foreign corporation rules. We cannot assure shareholders, however, that these rules will not apply to our shareholders.
      Related Person Insurance Income. If any Insurance Subsidiary’s related person insurance income determined on a gross basis were to equal or exceed 20% of its gross insurance income in any taxable year and direct or indirect insureds and persons related to such insureds were directly or indirectly to own more than 20% of the voting power or value of such Insurance Subsidiary’s capital stock, then a U.S. person who owns our common shares directly or indirectly on the last day of the taxable year most likely would be required to include in income for U.S. federal income tax purposes the U.S. person’s pro-rata share of such Insurance Subsidiary’s related person insurance income for the taxable year, determined as if such related person insurance income were distributed proportionately to such U.S. person at that date. Related person insurance income is generally underwriting profits and related investment income attributable to insurance or reinsurance policies where the direct or indirect insureds are direct or indirect U.S. shareholders or are related to such direct or indirect U.S. shareholders. We do not expect any Insurance Subsidiary will knowingly enter into reinsurance agreements in which, in the aggregate, the direct or indirect insureds are, or are related to, owners of 20% or more of our common shares. Currently, we do not believe that the 20% gross insurance income threshold has been met. However, we cannot assure shareholders that this is or will continue to be the case. Consequently, we cannot assure shareholders that a person who is a direct or indirect U.S. shareholder will not be required to include amounts in its income in respect of related person insurance income in any taxable year.
      If a U.S. shareholder is treated as disposing of shares in a non-U.S. insurance corporation that has related person insurance income and in which U.S. persons own 25% or more of the voting power or value of the company’s capital stock, any gain from the disposition will generally be treated as dividend income to the extent of the U.S. shareholder’s portion of the corporation’s undistributed earnings and profits that were accumulated during the period that the U.S. shareholder owned the shares. In addition, such a shareholder will be required to comply with certain reporting requirements, regardless of the amount of shares owned by the direct or indirect U.S. shareholder. These rules should not apply to dispositions of our common shares because Max Re Capital is not itself directly engaged in the insurance business and because proposed U.S. Treasury regulations applicable to this situation appear to apply only in the case of shares of corporations that are directly engaged in the insurance business. We cannot assure shareholders, however, that the IRS will interpret the proposed regulations in this manner or that the proposed regulations will not be promulgated in final form in a manner that would cause these rules to apply to dispositions of our common shares.

U.S. tax-exempt organizations who own our common shares may recognize unrelated business taxable income.
      A U.S. tax-exempt organization may recognize unrelated business taxable income if a portion of our subpart F insurance income is allocated to the organization. In general, subpart F insurance income will be allocated to a U.S. tax-exempt organization if either we are a controlled foreign corporation and the tax-exempt shareholder is a U.S. 10% shareholder or there is related person insurance income and certain exceptions do not apply. Although we do not believe that any U.S. persons will be allocated subpart F insurance income, we cannot assure shareholders that this will be the case.
Changes in U.S. tax laws may be retroactive and could subject us and/or U.S. persons who own our common shares to U.S. income taxation on our undistributed earnings.
      The tax laws and interpretations regarding whether a company is engaged in a U.S. trade or business, is a passive foreign investment company, is a controlled foreign corporation, or has related party insurance income are subject to change, possibly on a retroactive basis. There are currently no regulations regarding the application of the passive foreign investment company rules to an insurance company and the regulations regarding related party insurance income are still in proposed form. New regulations or pronouncements interpreting or clarifying such rules will likely be forthcoming from the IRS. We are not able to predict if, when or in what form such guidance will be provided and whether such guidance will have a retroactive effect.
We may become subject to taxes in Bermuda after March 28, 2016, which would have a material adverse effect on our business and results of operations.
      Under current Bermuda law, there is no income, corporate, profits, withholding, capital gains or capital transfer tax payable by Max Re Capital, Max Re, Max Re Managers or Max Re Diversified. Each of these entities has obtained from the Minister of Finance under The Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to any of these entities, their operations or their shares, debentures or other obligations, until March 28, 2016. Given the limited duration of the Minister of Finance’s assurance we cannot be certain that we will not be subject to any Bermuda taxes after March 28, 2016. Our business and results of operations would be materially and adversely affected if we were to become subject to taxes in Bermuda.
The impact of Bermuda’s commitment to the Organization for Economic Cooperation and Development to eliminate harmful tax practices is uncertain and could adversely affect our tax status in Bermuda.
      The Organization for Economic Cooperation and Development, which is commonly referred to as the OECD, has published reports and launched a global dialogue among member and non-member countries on measures to limit harmful tax competition. These measures are largely directed at counteracting the effects of tax havens and preferential tax regimes in countries around the world. In the OECD’s report dated April 18, 2002 and updated as of June 2004, Bermuda was not listed as an uncooperative tax haven jurisdiction because it had previously committed to eliminate harmful tax practices and to embrace international tax standards for transparency, exchange of information and the elimination of any aspects of the regimes for financial and other services that attract business with no substantial domestic activity. We are not able to predict what changes will arise from the commitment or whether such changes will subject us to additional taxes.

USE OF PROCEEDS
      The net proceeds to us from this offering will be approximately $           million (approximately $           million if the underwriters exercise in full their option to purchase additional common shares), based on a public offering price of $           per share and after payment of underwriting discounts and commissions and estimated expenses of this offering.
      We intend to use the net proceeds to us from this offering to increase the capital and surplus of our reinsurance operating subsidiaries to support expanded underwriting capacity, particularly in property and property catastrophe reinsurance lines, in 2006 and for general corporate purposes.

PRICE RANGE OF COMMON SHARES AND DIVIDENDS
      Our common shares are quoted on the Nasdaq National Market under the symbol “MXRE.” The following table shows the high and low reported sale prices of our common shares and dividends paid per common share as reported on the Nasdaq National Market for the periods indicated:

			Dividends
			Paid per
	High	Low	Common Share

2003
First Quarter	$13.24	$9.75	$0.02
Second Quarter	$16.20	$12.32	$0.02
Third Quarter	$17.70	$14.35	$0.02
Fourth Quarter	$23.53	$16.92	$0.03
2004
First Quarter	$24.60	$21.00	$0.03
Second Quarter	$23.50	$18.38	$0.03
Third Quarter	$20.00	$17.45	$0.03
Fourth Quarter	$21.48	$18.01	$0.03
2005
First Quarter	$24.40	$20.69	$0.03
Second Quarter	$23.93	$21.00	$0.05
Third Quarter	$25.52	$22.10	$0.05
Fourth Quarter (through October 10, 2005)	$25.00	$23.67	—
      On October 10, 2005, the last reported sale price of our common shares on the Nasdaq National Market was $24.09. As of October 7, 2005, there were approximately 126 holders of record of our common shares.
      Continuation of cash dividends in the future will be at the discretion of the board of directors and will be dependent upon our results of operations and cash flows, and our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the board of directors deems relevant. Accordingly, there is no assurance that dividends will be declared or paid in the future. Currently, there is no Bermuda withholding tax on dividends paid by Max Re Capital.
      Max Re is subject to regulatory constraints imposed by Bermuda law on its ability to pay dividends. Max Re Europe and Max Insurance Europe are subject to constraints imposed by Irish law on their ability to pay dividends. See “Business — Regulation” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004.

CAPITALIZATION
      The following table sets forth our capitalization as of June 30, 2005 on actual basis and as adjusted to reflect the issuance by us of the common shares offered hereby. This presentation should be read in conjunction with our consolidated financial statements and related notes included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005 which is incorporated herein by reference.

	As of June 30, 2005
	(Unaudited)

	Actual	As Adjusted

	($ in millions)
Shareholders’ Equity
Preferred Shares, par value $1; 20,000 shares authorized; no shares issued or outstanding	—		—
Common Shares, par value $1; 200,000,000 shares authorized; 46,099,712 shares issued and outstanding; 57,099,712 shares issued and outstanding, as adjusted	$46.1		$57.1
Additional paid-in capital	656.9
Loans receivable from common share sales	(0.5)		(0.5)
Unearned stock grant compensation	(19.3)		(19.3)
Accumulated other comprehensive income	45.6		45.6
Retained earnings	296.1		296.1
Total shareholders’ equity	1,024.9
Total capitalization	$1,024.9	$

FIVE-YEAR SUMMARY OF SELECTED FINANCIAL DATA
      The following table sets forth certain selected financial data of our company as of and for the six-month periods ended June 30, 2005 and 2004 and as of and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000. The data as of June 30, 2005 and 2004 and for the six months ended June 30, 2005 and 2004 were derived from our unaudited condensed consolidated financial statements. The data as of and for the years ended December 31, 2004, 2003, 2002, 2001 and 2000 were derived from our audited consolidated financial statements. You should read the selected financial data in conjunction with our unaudited condensed consolidated financial statements as of June 30, 2005 and for the six months ended June 30, 2005 and 2004 and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2005, which is incorporated herein by reference, as well as our audited consolidated financial statements as of and for the years ended December 31, 2004, 2003 and 2002, and the related “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2004 which is also incorporated herein by reference.
      The condensed consolidated financial statements as of and for the six months ended June 30, 2005 and 2004 are unaudited and include adjustments consisting of normal recurring items that management considers necessary for a fair presentation under U.S. GAAP. The results of operations for any interim period are not necessarily indicative of results for the full year.

	Unaudited
	Six Months Ended
	June 30,		Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

	($ in millions, except per share amounts)
Gross premiums written	$700.8	$623.2	$1,043.6	$1,009.8	$647.4	$710.6	$409.7
Net premiums earned	500.2	370.7	917.8	727.2	388.0	500.9	401.4
Net investment income	48.7	38.5	82.8	60.1	64.4	43.9	38.9
Net gains on alternative investments	18.0	39.5	81.6	124.0	32.1	29.8	9.6
Income (loss) before minority interest	59.1	55.6	133.7	130.9	(7.1)	2.6	11.3
Fixed maturities and cash	2,517.1	1,925.4	2,395.2	1,805.9	1,371.7	982.4	507.3
Alternative investments	1,168.6	1,016.2	1,119.0	831.4	653.2	627.8	347.1
Total assets	4,658.8	3,931.0	4,367.4	3,495.6	2,643.4	2,048.6	935.5
Shareholders’ equity(1)	1,025.0	826.1	937.0	805.2	710.7	699.7	514.6
Book value per share(1)	22.23	18.06	20.45	17.82	15.75	14.92	14.70
Diluted earnings (loss) per share	1.19	1.13	2.75	2.84	(0.15)	0.06	0.35
Cash dividends per share	0.08	0.06	0.12	0.09	0.08	0.02	0.00
Return on average equity(1)	6.0%	6.8%	15.4%	17.3%	(1.0)%	0.4%	2.7%

(1)	Formerly shown as combined shareholders’ equity (shareholders’ equity and minority interest), combined book value per share and return on average combined equity. On July 30, 2003, the holders of Max Re non-voting common shares and warrants to acquire Max Re non-voting common shares exchanged such shares and warrants for Max Re Capital common shares and warrants to acquire Max Re Capital common shares. The result of this exchange was the elimination of minority interest and an increase in shareholders’ equity of equal amounts as of the date of the exchange.

DESCRIPTION OF OUR SHARE CAPITAL
      The following is a description of the material terms and provisions relating to our share capital. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our memorandum of association, and our amended and restated bye-laws, which define the rights of our shareholders. Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to “bye-laws” are intended to refer to the amended and restated bye-laws of Max Re Capital. Our memorandum of association and our bye-laws are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Authorized Capital
      Our authorized share capital consists of (i) 200,000,000 common shares, par value $1.00 per share; and (ii) 20,000,000 preferred shares, par value $1.00 per share. As of October 7, 2005, we had 46,112,212 common shares issued and outstanding and no preferred shares issued or outstanding. As of October 7, 2005, there were approximately 126 holders of record of our common shares.
Common Shares
      Holders of common shares are entitled to dividends when, as and if declared by our board of directors. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, on a non-cumulative basis and subject to certain voting limitations set forth in our bye-laws and summarized below. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares. Holders of common shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Further, our common shares are subject to certain transfer restrictions set forth in Max Re Capital’s bye-laws and summarized below.
Preferred Shares
      Pursuant to the terms and subject to any restrictions set forth in our bye-laws, our board of directors by resolution may establish one or more series of preferred shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by our board of directors, which, if any such preferred shares are issued, will include restrictions on voting and transfer intended to avoid having us constitute a “controlled foreign corporation” for U.S. federal income tax purposes. The rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the company. The issuance of preferred shares could also adversely affect the voting power of the holders of the common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares.
      We may issue preferred shares in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred shares being offered will include specific terms relating to the offering. They will include:

•	the title and stated value of the preferred shares;

•	the price or prices at which the preferred shares may be purchased;

•	the number of preferred shares offered, the liquidation preference per share, and the offering price of the preferred shares;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred shares;

•	the provisions for a sinking fund, if any, for the preferred shares;

•	the voting rights of the preferred shares;

•	the provisions for redemption, if applicable, of the preferred shares;

•	the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price, or the manner of calculating the conversion price and conversion period;

•	certain U.S. federal income tax consequences and special considerations applicable to the preferred shares;

•	whether all series of preferred shares rank on a parity with each other and rank senior to common shares with respect to payment of dividends and distributions of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred shares.
Bye-Laws
      Limitation on Voting Rights. Under our bye-laws, the voting power of all shares is automatically adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder (as defined below). The board of directors shall from time to time take all reasonable steps it deems necessary to ascertain through communications with shareholders or otherwise, whether there exists, or will exist at the time any vote of shareholders is taken, a Tentative 9.5% U.S. Shareholder (as defined below). In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such shareholders in descending order according to their respective Attribution Percentages (as defined below), provided that, in the event of a tie, the reduction shall apply first to the shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder.
      The adjustments of voting power described above shall apply repeatedly until there would be no 9.5% U.S. Shareholder. The board of directors may deviate from any of the principles described above and determine that shares held by a shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries, any other shareholder or our affiliates.

•	“Controlled Shares” in reference to any person means all common shares of Max Re Capital directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”).

•	“9.5% U.S. Shareholder” means a “United States person” as defined in the Code whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of Max Re Capital and who would be generally required to recognize income with respect to Max Re Capital under Section 951(a)(1) of the Code, if Max Re Capital were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

•	“Tentative 9.5% U.S. Shareholder” means a person that, but for adjustments described above, would be a 9.5% U.S. Shareholder.

•	“Attribution Percentage” shall mean, with respect to a shareholder and a Tentative 9.5% Shareholder, the percentage of the shareholder’s shares that are treated as Controlled Shares of such Tentative 9.5% Shareholder.
      In addition, no shareholder of Max Re Capital shall be permitted to vote any shares for or against directors of Max Re Capital or directors of any subsidiary of Max Re Capital that is treated as a corporation for U.S. federal tax purposes if the vote of such shares would cause any person to be a 9.5% U.S. Shareholder of Max Re Capital or such subsidiary.
      The voting restrictions set forth above may be waived by our board of directors in its sole discretion.
      Furthermore, if Max Re Capital is required or entitled to vote at a general or special meeting of (i) Max Re or (ii) any “Designated Subsidiary” (a subsidiary of Max Re Capital organized under the laws of a jurisdiction outside of the United States that is treated as a corporation for U.S. federal tax purposes and designated by the board of directors as a Designated Subsidiary), the directors shall refer the subject matter of the vote to the shareholders on a poll and seek authority from the shareholders for Max Re Capital’s corporate representative or proxy to vote in favor of the resolution proposed by Max Re and/or such Designated Subsidiary. The directors shall cause Max Re Capital’s corporate representative or proxy to Max Re Capital’s shares in Max Re and/or such Designated Subsidiary pro rata to the votes received at the general meeting of Max Re Capital, with votes for or against the directing resolution being taken, respectively, as an instruction for Max Re Capital’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by Max Re Ltd. and/or such Designated Subsidiary. All votes referred to Max Re Capital’s shareholders pursuant to this provision shall be subject to the voting power restrictions described above.
      Restrictions on Transfer. Our bye-laws contain several provisions restricting the transferability of our common shares. Our bye-laws provide that any transfer of shares that results in a shareholder (together with persons whose shares would be attributable to such shareholder under applicable U.S. tax attribution and constructive ownership rules) holding common shares in excess of 9.5% of the total common shares issued and outstanding, or any adverse tax, regulatory or legal consequences to us, any of our subsidiaries, any of our shareholders or any person ceding insurance to us may not be registered, at the sole discretion of the board of directors, in our share register and, if not registered, would be void and of no effect. Our bye-laws also provide that if the board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or any part of the common shares held by such shareholder to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for such common shares will be the fair market value of such common shares.
      Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such common shares will be deemed to own such common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on our Register of Members.

      If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of such refusal. The bye-laws also provide that our board of directors may suspend the registration of transfers at such time and for such periods as the board of directors may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
      We are authorized to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.
      The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of our company, as more fully described below.
      Anti-Takeover Effects of Bye-Laws. Our bye-laws provide for the corporate governance of the company, including the establishment of share rights, modification of such rights, issuance of share certificates, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of the company. Certain of these provisions could have an anti-takeover effect.
      Our bye-laws provide that a class of the board shall be elected annually and the board shall consist of three approximately equal classes, each class to be elected to serve for a three-year term. Shareholders must give advance notice to nominate directors at shareholder meetings. Shareholders may only remove a director for Cause (as defined in the bye-laws) prior to the expiration of such director’s term at a special meeting of shareholders at which the holders of a majority of the shares entitled to vote thereon is cast in favor of such action. A special meeting of shareholders may be convened by the president or the chairman, by any two directors, by any director and the secretary or by the board of directors.
      As described above, our bye-laws provide that the total voting power of any shareholder owning 9.5% or more of our common shares is reduced to less than 9.5% of the total voting power of our share capital.
      Our bye-laws authorize our board of directors to decline to register any transfer of our common shares if it believes that the transfer would result in a person, or any group of which such person is a member, beneficially owning, directly or indirectly, 9.5% or more of our outstanding shares. Similar restrictions apply to our issuance and repurchase of shares. Our board of directors also may, in its absolute discretion, decline to register the transfer of any shares if it believes that the transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment or if it believes that registration of the transfer under any United States federal or state securities law or under the laws of any other jurisdiction is required and the registration has not been done. A transferor of our common shares will be deemed to own the shares for dividend, voting and reporting purposes until a transfer of the shares has been registered on our Register of Members. We are authorized to request information from any holder or potential acquirer of our shares as necessary and may decline to register any transaction if we do not receive complete and accurate information. These provisions could prevent any person from acquiring 9.5% or more of our common shares.
      Our board of directors will not decline to register any transfer of our common shares executed on the Nasdaq National Market. However, if any transfer results in the transferee, or any group, beneficially owning, directly or indirectly, 9.5% or more of any class of our share capital or causes our board of directors to have reason to believe that a transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment in any jurisdiction, the board of directors, under our bye-laws, has the power to deliver a notice to the transferee demanding that the transferee surrender to an agent, designated by the board, certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving this notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for such shares, together with any dividends or distributions that the transferee received from us. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell the shares and any non-cash dividends or distributions to the extent tradable as market securities in an arm’s-length transaction on the Nasdaq National Market. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to our benefit or the agent’s benefit, but the amounts may be used to reimburse expenses incurred by the agent in performing its duties.
      Our bye-laws provide that our board of directors may issue additional share capital of the company in its discretion. The authorization of undesignated preferred shares in our organizational documents makes it possible for our board of directors to issue preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us.
      Our bye-laws may only be amended by a resolution adopted by the board of directors and by a resolution of the shareholders.
      These and other provisions may have the effect of preventing hostile takeovers or delaying changes in control or management of us.
Shareholders’ Agreement
      We entered into a shareholders’ agreement with all of our shareholders who were purchasers of our common shares in our private placement offerings.
      The shareholders’ agreement grants investors certain registration rights. Each of (i) three certain strategic investors and (ii) holders holding at least 20% of our total common shares outstanding, on a fully-diluted and as converted basis, as a group, is entitled to require us to register its common shares under the Securities Act. Each of three certain strategic investors is permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations on Forms S-2 or S-3, so long as we are eligible to use such forms, or similar short-form registrations, provided that we will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million, which amount includes the aggregate offering price of common shares included in such registration by the other shareholders. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions and fees and expenses of more than one counsel for all selling shareholders) of all registrations requested by these strategic investors.
      In addition to demand registration rights, certain shareholders that are parties to the shareholders’ agreement, including the selling shareholders, are entitled to request that their common shares be included in any registration effected by us. The registration rights described above are subject to reduction if the managing underwriter, if any, for the registered offering believes that reduction is necessary due to market considerations. If we are effecting a registered secondary offering pursuant to a demand registration and the number of common shares to be included must be reduced, the common shares held by the shareholders making the demand, certain strategic investors and officers of the company will be given first priority on inclusion in the registration on a pro rata basis and the other shareholders will be given second priority on inclusion in the registration on a pro rata basis. If we are effecting a registered primary offering, we will be given first priority on inclusion in the registration, certain strategic investors and officers of the company will be given second priority on inclusion in the registration on a pro rata basis and the other shareholders will be given third priority on inclusion in the registration on a pro rata basis. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions, and fees and expenses of more than one counsel for all selling shareholders) of all registrations.
      Parties to the shareholders’ agreement, other than certain strategic investors, cannot require that we register or include in a registration common shares that are no longer subject to transfer restrictions under the Securities Act. In general, persons who are not affiliates of an issuer may freely trade unregistered securities in the United States two years after the date such securities were initially acquired and paid for in full.

Differences in Corporate Law
      The Companies Act 1981 of Bermuda (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to corporations formed under U.S. state laws and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to the bye-laws) applicable to us which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.
      Interested Directors. Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, Bermuda law and our bye-laws provide that, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed to or are known by the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
      Mergers and Similar Arrangements. The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.
      Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.
      Shareholders’ Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
      Indemnification of Directors. We may indemnify our directors or officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
      Inspection of Corporate Records. Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.
Warrants
      In connection with the issuance of certain shares, we have issued warrants to purchase our common shares exchangeable on a one-for-one basis. The warrants may be exercised at any time up to their expiration dates, which range from December 22, 2009 to August 17, 2011. Warrants are issued with exercise prices approximating their fair value on the date of issuance.
Transfer Agent and Registrar
      The transfer agent and registrar for our common shares is Mellon Investor Services LLC. Its address is Newport Office Center VII, 480 Washington Boulevard, Jersey City, NJ 07310 and its telephone number at this location is (201) 296-4000.
Listing
      Our common shares are listed on the Nasdaq National Market under the trading symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.”

UNDERWRITING
      Banc of America Securities LLC and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has agreed to purchase, and we have agreed to sell to that underwriter, the number of common shares set forth opposite the underwriter’s name.

Number of
Underwriter	Common Shares

Banc of America Securities LLC
Citigroup Global Markets Inc.
Fox-Pitt, Kelton Incorporated
Keefe, Bruyette & Woods, Inc.
Morgan Stanley & Co. Incorporated
Wachovia Capital Markets, LLC

Total

      The underwriting agreement provides that the obligations of the underwriters to purchase the common shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the common shares (other than those covered by the option described below) if they purchase any of the common shares.
      The underwriters propose to offer some of the common shares directly to the public at the public offering price set forth on the cover of this prospectus supplement and some of the common shares to dealers at the public offering price less a concession not to exceed $          per share. The underwriters may allow, and dealers may re-allow, a concession not to exceed $          per share on sales to other dealers. If all of the common shares are not sold at the initial offering price, the representatives may change the public offering price and the other selling terms.
      We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 1,650,000 additional common shares at the public offering price less the underwriting discount. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment.
      Max Re Capital Ltd., its executive officers and directors and certain major shareholders have agreed with the underwriters not to offer, sell, contract to sell or otherwise dispose of any of their common shares or any securities of Max Re Capital that are substantially similar to the common shares, including but not limited to any securities that are convertible into or exchangeable for, or represent the right to receive, common shares or any such substantially similar securities during the period from the date of this prospectus supplement continuing through the date 90 days after the date of this prospectus supplement, except with the prior written consent of the representatives. This agreement does not prohibit the issuance by Max Re Capital of any securities issued pursuant to any director or employee stock option or benefit plans existing on, or upon the exercise, conversion or exchange of convertible or exchangeable securities or options outstanding as of, the date of this prospectus supplement or upon the exercise of the purchase contracts forming a part of our equity security units, outstanding as of the date of this prospectus supplement.
      The common shares are quoted on the Nasdaq National Market under the symbol “MXRE.”

      The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional common shares.

Paid by Max Re Capital

	No Exercise	Exercise

Per common share	$	$
Total	$	$
      In connection with the offering, Banc of America Securities LLC, on behalf of the underwriters, may purchase and sell common shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of common shares in excess of the number of common shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of common shares made in an amount up to the number of common shares represented by the underwriters’ option to purchase additional common shares. In determining the source of common shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of common shares available for purchase in the open market as compared to the price at which they may purchase common shares through the option to purchase additional common shares. Transactions to close out the covered syndicate short position involve either purchases of the common shares in the open market after the distribution has been completed or the exercise of the option to purchase additional common shares. The underwriters may also make “naked” short sales of common shares in excess of the option to purchase additional common shares. The underwriters must close out any naked short position by purchasing common shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of common shares in the open market while the offering is in progress.
      The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when Banc of America Securities LLC repurchases common shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.
      Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the common shares. They may also cause the price of the common shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the Nasdaq National Market or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.
      In connection with this offering, some underwriters and any selling group members who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in our common shares on the Nasdaq National Market. Passive market making is allowed during the period when the SEC’s rules would otherwise prohibit market activity by the underwriters and dealers who are participating in this offering. Passive market making may occur during the business day before the pricing of this offering, before the commencement of offers or sales of the common shares. A passive market maker must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for our common shares; but if all independent bids are lowered below the passive market maker’s bid, the passive market maker must also lower its bid once it exceeds specified purchase limits. Net purchases by a passive market maker on each day are limited to a specified percentage of the passive market maker’s average daily trading volume in our common shares during the specified period and must be discontinued when that limit is reached. Passive market making may cause the price of our common shares to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in a passive market making and may end passive market making activities at any time.

      Each underwriter has agreed to comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers common shares or has in its possession or distributes this prospectus supplement, the accompanying prospectus or any such material.
      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of the common shares to the public may not be made in that Relevant Member State prior to the publication of a prospectus in relation to the common shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of common shares to the public in that Relevant Member State at any time:

(a) to legal entities which are authorised or regulated to operate in the financial markets or, if not so authorised or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by Max Re Capital of a prospectus pursuant to Article 3 of the Prospectus Directive
For the purposes of this provision, the expression an “offer of common shares to the public” in relation to any common shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the common shares to be offered so as to enable an investor to decide to purchase or subscribe the common shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
      No prospectus (including any amendment, supplement or replacement thereto) has been prepared in connection with the offering of the common shares that has been approved by the Autorité des marchés financiers or by the competent authority of another State that is a contracting party to the Agreement on the European Economic Area and notified to the Autorité des marchés financiers; no common shares have been offered or sold and will be offered or sold, directly or indirectly, to the public in France except to permitted investors (“Permitted Investors”) consisting of persons licensed to provide the investment service of portfolio management for the account of third parties, qualified investors (investisseurs qualifiés) acting for their own account and/or corporate investors meeting one of the four criteria provided in Article 1 of Decree N° 2004-1019 of September 28, 2004 and belonging to a limited circle of investors (cercle restreint d’investisseurs) acting for their own account, with “qualified investors” and a “limited circle of investors” having the meaning ascribed to them in Article L. 411-2 of the French Code Monétaire et Financier and applicable regulations thereunder; none of this prospectus supplement, the accompanying prospectus, or any other materials related to the offering or information contained therein relating to the common shares has been released, issued or distributed to the public in France except to Permitted Investors; and the direct or indirect resale to the public in France of any common shares acquired by any Permitted Investors may be made only as provided by Articles L. 412-1 and L. 621-8 of the French Code Monétaire et Financier and applicable regulations thereunder.
      Each underwriter has agreed that:

(i) it is a person whose ordinary activities involve it in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of its business and (ii) it has not offered or sold and will not offer or sell the common shares other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the common shares would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by Max Re Capital;

(ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the common shares in circumstances in which Section 21(1) of the FSMA does not apply to Max Re Capital; and

(iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common shares in, from or otherwise involving the United Kingdom.

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) to investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”) or (iii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). The common shares are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such common shares will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.
      Each underwriter acknowledges and agrees that the offering of the common shares has not been cleared by the Italian Securities Exchange Commission (Commissione Nazionale per le Società e la Borsa, the “CONSOB”) pursuant to Italian securities legislation and, accordingly, acknowledges and agrees that the common shares may not and will not be offered, sold or delivered, nor may or will copies of this prospectus supplement or any other documents relating to the common shares or this prospectus supplement be distributed in Italy other than to professional investors (investitori professionali), as defined in Article 31, paragraph 2 of CONSOB Regulation No. 11522 of July 1, 1998, as amended (“Regulation No. 11522”) or pursuant to another exemption from the requirements of Articles 94 and seq. of Legislative Decree No. 58 of February 24, 1998 (the “Italian Finance Law”) and CONSOB Regulation No. 11971 of May 14, 1999 (“Regulation No. 11971”).
      Each underwriter acknowledges and agrees that any offer, sale or delivery of the common shares or distribution of copies of this prospectus supplement or any other document relating to the common shares or this prospectus supplement in Italy may and will be effected in accordance with all Italian securities, tax, exchange control and other applicable laws and regulations, and, in particular, will be:

•	made by an investment firm, bank or financial intermediary permitted to conduct such activities in Italy in accordance with the Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Law”), Legislative Decree No. 58 of February 24, 1998, as amended, CONSOB Regulation No. 11522 of July 1, 1998, and any other applicable laws and regulations;

•	in compliance with Article 129 of the Italian Banking Law and the implementing guidelines of the Bank of Italy; and

•	in compliance with any other applicable notification requirement or limitation which may be imposed upon the offer of common shares by CONSOB or the Bank of Italy.

Any investor purchasing the common shares in this offering is solely responsible for ensuring that any offer or resale of the common shares it purchased in this offering occurs in compliance with applicable laws and regulations.
      This prospectus supplement and the information contained herein are intended only for the use of its recipient and are not to be distributed to any third party resident or located in Italy for any reason. No person resident or located in Italy other than the original recipients of this document may rely on it or its content.

      In addition to the above (which shall continue to apply to the extent not inconsistent with the implementing measures of the Prospectus Directive in Italy), after the implementation of the Prospectus Directive in Italy, the restrictions, acknowledgments and agreements in the paragraph relating to the European Economic Area set forth above shall apply to Italy.
      We estimate that the total expenses of this offering will be $          .
      The underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they will receive customary fees and expenses.
      We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments the underwriters may be required to make because of those liabilities.
      Max Re Capital’s primary credit facility, entered into in June 2005, provides $450.0 million of letter of credit capacity and is with a syndicate of commercial banks, one of which, Bank of America, N.A., is affiliated with Banc of America Securities LLC, and another of which, Citibank, N.A., is affiliated with Citigroup Global Markets Inc. and a director of Max Re Capital, John Barber. In addition, Wachovia Bank, N.A. is currently a lender to Max Re Capital and is affiliated with Wachovia Capital Markets, LLC.

LEGAL MATTERS
      The validity of the common shares under Bermuda law will be passed upon for the Company by Conyers Dill & Pearman, Hamilton, Bermuda. Certain legal matters in connection with the offering will be passed upon for the Company by Akin Gump Strauss Hauer & Feld LLP, New York, New York, and the underwriters are being advised as to certain matters by LeBoeuf, Lamb, Greene & MacRae LLP, New York, New York, in each case in reliance on the opinions of Conyers Dill & Pearman with respect to Bermuda law and A&L Goodbody with respect to Irish law.
EXPERTS
      The consolidated financial statements of Max Re Capital Ltd. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Max Re Capital Ltd., have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG in Bermuda, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
      We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the common shares offered by this prospectus supplement and accompanying prospectus. This prospectus supplement and the accompanying prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus supplement and the accompanying prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed or incorporated by reference as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
      The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information that we file with the SEC will automatically update and supersede this information. Max Re Capital incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the completion of the exchange offer.

SEC Filings	Period

Annual Report on Form 10-K	Year Ended December 31, 2004 (including information specifically incorporated by reference into Max Re Capital’s Form 10-K from Max Re Capital’s definitive Proxy Statement for its 2005 annual general meeting of shareholders)
Quarterly Report on Form 10-Q	Quarter Ended March 31, 2005
Quarterly Report on Form 10-Q	Quarter Ended June 30, 2005
Current Reports on Form 8-K	Filed on February 7, 2005, February 11, 2005, February 25, 2005, March 3, 2005, March 7, 2005, March 24, 2005, May 3, 2005, June 3, 2005, June 7, 2005, June 23, 2005, July 5, 2005, August 2, 2005, August 3, 2005, August 24, 2005 and September 16, 2005.
      You may request a copy of these filings, at no cost, by writing or calling us at the following address or telephone number:
Max Re Capital Ltd.
Max Re House
2 Front Street
Hamilton, Bermuda HM 11
(441) 296-8800
Attention: Secretary
      Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus.

PROSPECTUS
$635,928,484
Max Re Capital Ltd.
Debt Securities, Preferred Shares, Common Shares,
Depositary Shares, Warrants, Share Purchase Contracts
and Share Purchase Units

5,539,058 Common Shares offered by the
Selling Shareholders named herein

        Under this shelf process (i) we may offer to sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000, and (ii) the selling shareholders may sell in one or more offerings up to an aggregate of 5,539,058 common shares. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.
      Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest.
      These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.
       Investing in these securities involves certain risks. See “Risk Factors” on page 2.
       Our common shares are listed on the Nasdaq National Market under the trading symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.” Other than for our common shares, there is no market for the securities we may offer.

      Neither the Securities and Exchange Commission, any United States state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 4, 2005.

      This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process (i) we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $635,928,484, and (ii) the selling shareholders may sell in one or more offerings up to an aggregate of 5,539,058 common shares. This prospectus provides you with a general description of the securities we or the selling shareholders may offer. Each time we or the selling shareholders sell securities, we or the selling shareholders, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
      The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.maxre.bm as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.
      You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.
      We have obtained consent from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between persons regarded as non-resident in Bermuda for exchange control purposes, subject to the condition that our common shares are listed on the Nasdaq National Market System or any other appointed stock exchange. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the Bermuda Monetary Authority. The Bermuda Monetary Authority accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.
      As used in this prospectus, unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our” and similar expressions are references to Max Re Capital Ltd. and its consolidated subsidiaries. Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Max Re Capital” are solely to Max Re Capital Ltd., references to “Max Re” are solely to our subsidiary Max Re Ltd., references to “Max Europe” are solely to our Irish subsidiaries collectively, Max Europe Holdings Limited, Max Re Europe Limited and Max Insurance Europe Limited, references to Max Europe Holdings are solely to our subsidiary Max Europe Holdings Limited, references to “Max Re Europe” are solely to our subsidiary Max Re Europe Limited, references to “Max Insurance Europe” are solely to our subsidiary Max Insurance Europe Limited, references to “Max Re Diversified” are solely to our subsidiary Max Re Diversified Strategies Ltd., and references to “Max Re Managers” are solely to our subsidiary Max Re Managers Ltd.

RISK FACTORS
      Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year or our Quarterly Report on Form 10-Q for our most recent fiscal quarter, as applicable, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.
CAUTIONARY STATEMENT REGARDING
FORWARD-LOOKING STATEMENTS
      This prospectus and documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on management’s beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions. Factors that could cause such forward-looking statements not to be realized (which are described in more detail or incorporated by reference herein and in documents filed by us with the Securities and Exchange Commission) include, without limitation, the following:

•	acceptance in the market of our products,

•	general economic conditions and conditions specific to the reinsurance and insurance markets in which we operate,

•	pricing competition,

•	the amount of underwriting capacity from time to time in the market,

•	material fluctuations in interest rates, tax and regulatory changes and conditions,

•	rating agency policies and practices,

•	exposure to insurance and reinsurance loss and related claims development, and

•	loss of key employees.
      Other factors such as changes in U.S. and global financial and equity markets resulting from general economic conditions, market disruptions and significant interest rate fluctuations may adversely impact our investments or impede our access to, or increase the cost of, financing our operations. We caution that the foregoing list of important factors is not intended to be, and is not, exhaustive. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements in this prospectus or in documents incorporated by reference into this prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

MAX RE CAPITAL LTD.
      We are a Bermuda-based provider of both reinsurance and insurance for the property and casualty market and a provider of reinsurance for the life and annuity, including disability, market. We target superior risk-adjusted returns from our diversified investment portfolio. In addition, we model our assets and liabilities on an integrated basis in an effort to better manage our reinsurance and insurance liability exposure, structure our investment portfolio and assess our overall risk.
      We believe that our products and diversified exposure base, together with our integrated risk management, provide us with flexibility in making decisions regarding our investments because they permit us to undertake investment strategies that have greater liquidity constraints than publicly traded stocks and bonds. This flexibility, along with approval from the Bermuda Monetary Authority to invest up to 50% of our assets in alternative investments, allows us to invest our assets in both a portfolio of high grade fixed maturities and an alternative investment portfolio.
      Max Re Capital is a holding company formed in July 1999 under the laws of Bermuda. We commenced operations in January 2000. Through Max Re Capital’s subsidiaries, Max Re, Max Re Europe and Max Insurance Europe, we offer multi-line reinsurance and insurance products. Max Re Managers provides reinsurance underwriting and administrative services on a fee basis. Max Re Diversified holds all of our alternative investments, other than reinsurance private equity investments that are held by Max Re. Max Europe Holdings is the holding company for our European operating subsidiaries and was formed in June 2003 under the laws of Ireland. Our principal executive offices are located at Max Re House, 2 Front Street, Hamilton, HM 11, Bermuda. Our telephone number at that location is (441) 296-8800.
USE OF PROCEEDS
      Unless otherwise indicated in an applicable prospectus supplement, we will contribute substantially all of the net proceeds from the sale of the securities offered by us to Max Re to increase its capital, financial strength and underwriting capacity. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.
RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our consolidated ratio of earnings to fixed charges:

For the Six-Month
	Period Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2005	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges(1)	3.97x	4.91x	5.47x	0.70x	1.22x	121.82x

(1)	The ratio of earnings to fixed charges were determined by dividing consolidated earnings by total fixed charges. For purposes of the ratios to earnings to fixed charges (i) earnings consist of consolidated net income before considering income taxes, minority interest and fixed charges and (ii) fixed charges consist of interest expense on funds withheld from reinsurers, deposit liabilities and the bank loan and that portion of rent expense which is deemed by our management to be an appropriate interest factor. We have estimated that one-third of rent expense represents a reasonable approximation of the interest factor.

DESCRIPTION OF DEBT SECURITIES
      As used in this “Description of Debt Securities” section of this prospectus, all references to “we,” “us,” “our” and similar expressions are references to Max Re Capital Ltd. and do not include any of Max Re Capital Ltd.’s subsidiaries or other affiliates.
Senior Debt Indenture and Subordinated Debt Indenture
      We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture to be entered into between Max Re Capital and a trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into between Max Re Capital and the same or a different trustee.
      The senior debt indenture and the subordinated debt indenture are substantially identical except that the subordinated debt indenture, unlike the senior debt indenture, provides for debt securities that are specifically made junior in right of payment to other specified indebtedness of Max Re Capital. Neither the senior debt indenture nor the subordinated debt indenture limit the aggregate principal amount of indebtedness that we may issue from time to time.
      Forms of the senior debt indenture and the subordinated debt indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities that may be issued pursuant to these indentures. The indentures may contain language which expands upon or limits the statements made in this prospectus, and prospectus supplements and supplemental indentures may contain material terms and provisions of any debt securities. Accordingly, we strongly encourage you to refer to the indentures, all prospectus supplements and all relevant supplemental indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.
Senior and Subordinated Debt Securities
      The debt securities will be our senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that may trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.
      We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking in right of payment. The senior debt securities also will rank equally in right of payment with all our other indebtedness, other than indebtedness expressly designated by the holders thereof to be subordinated in right of payment to our senior debt securities.
      Unsecured senior indebtedness issued pursuant to the senior debt indenture will be effectively junior to any of our secured indebtedness to the extent of the assets securing such secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or a foreclosure under a loan agreement relating to the secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on unsecured senior indebtedness issued under the senior debt indenture to the extent of the assets securing such secured indebtedness.
      Additionally, the indebtedness issued pursuant to the indentures will be structurally subordinated to any indebtedness and other obligations of our subsidiaries (other than any subsidiaries that become guarantors of the indebtedness issued pursuant to the indentures). In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the shares of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.
      The debt securities issued under the subordinated debt indenture will be subordinated in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”
Prospectus Supplements
      We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. We strongly encourage you to read it carefully. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities which we are offering, to the extent applicable:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	the aggregate principal amount of the debt securities to be issued;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which interest on the debt securities shall be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and where notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligations, if any, to redeem, repay or purchase debt securities prior to the maturity date, to set aside funds or other assets or make periodic payments to a sinking fund or provide security for any redemption or purchase through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, or set aside such assets, make such payments or provide such security pursuant to such obligations, and the other terms and conditions of such obligations;

•	the denominations in which the debt securities will be issued;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, grant liens, redeem stock, pay dividends, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for our common stock, preferred stock or other securities or property (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form (In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security.);

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities, (3) the offer, sale or delivery of bearer debt securities, or (4) the payment of interest on such bearer debt securities. (A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances.);

•	certain U.S. federal income tax consequences and special considerations applicable to the debt securities;

•	any Bermuda tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld of deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	the date as of which such securities shall be dated if other than the date of original issuance thereof;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar or other agent with respect to the debt securities;

•	in the case of subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

•	any other specific terms of the debt securities, including any other terms which may be required by or advisable under applicable laws or regulations.

      Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

      Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special United States federal income tax considerations applicable to these discounted debt securities.
      We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.
Global Debt Securities
      We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.
      We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.
      The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.
      These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.
      We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.
      Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

      Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that purchasers of securities regulated by the laws of those jurisdictions take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.
      As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.
      Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.
      We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
      We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Max Re Capital, the indenture trustee or any other agent of Max Re Capital or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.
      We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary.
      We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.
      We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.
      We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.
      We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.
Covenants Applicable to the Debt Securities
      Consolidation, Merger, Amalgamation and Sale of Assets. Each of the senior and subordinated debt indentures provides that we will not consolidate with or merge or amalgamate into a third party, or sell or otherwise transfer, other than for cash, all or substantially all of our assets to any third party, in each case unless:

•	either we are the continuing entity in the transaction or the successor entity expressly assumes our obligations on the securities and under the indenture;

•	following the completion of the transaction, we or the successor entity in the transaction would not be in default in the performance of the covenants and conditions contained in the indenture; and

•	a specified Officer’s Certificate and an Opinion of Counsel are delivered to the Trustee, each stating that such consolidation, merger, amalgamation, sale or other transfer, as the case may be, and any supplemental indenture pertaining thereto, comply with the indenture.
      The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale or other transfer, other than for cash, of all or substantially all of our assets to a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.
      The prospectus supplement for each series of debt securities may contain additional covenants.
Events of Default
      Unless we provide other or substitute Events of Default in a prospectus supplement, each of the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	default in the payment of any interest on the series of debt securities when the same becomes due and payable, and continuation of such default for a period of 30 days; or

•	default in the payment of the principal of, or premium, if any, on, the debt securities when the same becomes due and payable; or

•	default in the payment of any sinking fund installment as and when the same shall become due and payable; or

•	default in the observance or performance of any covenant or agreement of ours contained in the indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this section), and continuation of such default for a period of 90 days after notice has been given; or

•	default (i) in any scheduled payment of principal of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness), having an aggregate principal amount outstanding of at least $50.0 million, when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness) having an aggregate principal amount outstanding of at least $50.0 million which results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been cured, waived, rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after notice has been given; or

•	certain events relating to our bankruptcy, insolvency or reorganization.

      Each of the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.
      Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.
      Each of the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.
      Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, each indenture provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.
      Each of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.
      Under each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.
Defeasance
      If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in each of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and legal defeasance occurs when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.
      If provided for in the prospectus supplement, we may elect legal defeasance and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities of such series have become due and payable, will become due and payable within one year or, if redeemable at our option, are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee. We may make such legal defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
      If provided for in the prospectus supplement, we may covenant defeasance and be discharged from certain specified obligations under the covenants contained in the indenture with respect to any debt securities of a series. We may make this covenant defeasance election by irrevocably depositing cash or U.S. Government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.
      As a condition to any legal defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. This opinion of counsel, in the case of legal defeasance with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of this prospectus.
      We may exercise our legal defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our legal defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants which have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value which will vary depending upon interest rates and other factors.
Modification of the Indentures
      Each of the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity or defect in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities in any material manner;

•	establish forms or terms for debt securities of any series; and

•	evidence a successor trustee’s acceptance of appointment.
      Each of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under and affected by the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption or change the time at which any debt security may be redeemed;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	make any changes in the ranking or priority of any debt security that would adversely affect the holders of such debt security;

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.
      The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.
Subordination Under the Subordinated Debt Indenture
      The subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinated in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.
      Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.
      Senior indebtedness does not include:

•	any of our indebtedness which, by its terms or the terms of the instrument creating or evidencing it, is subordinate or equivalent in right of payment with the subordinated debt securities; or

•	any of our indebtedness to one of our subsidiaries.
      The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

      The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.
      We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.
Conversion Rights
      If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.
Governing Law
      The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

DESCRIPTION OF SHARE CAPITAL
      The following is a description of the material terms and provisions relating to our share capital. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our memorandum of association, and our amended and restated bye-laws, which define the rights of our shareholders. Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to “bye-laws” are intended to refer to the amended and restated bye-laws of Max Re Capital. Our memorandum of association and our bye-laws are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Authorized Capital
      Our authorized share capital consists of (i) 200,000,000 common shares, par value $1.00 per share; and (ii) 20,000,000 preferred shares, par value $1.00 per share. As of August 31, 2005, we had 46,108,212 common shares issued and outstanding and no preferred shares issued or outstanding. As of August 31, 2005, there were approximately 136 record holders of our common shares.
Common Shares
      Holders of common shares are entitled to dividends when, as and if declared by our board of directors. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, on a non-cumulative basis and subject to certain voting limitations set forth in our bye-laws and summarized below. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares. Holders of common shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Further, our common shares are subject to certain transfer restrictions set forth in Max Re Capital’s bye-laws and summarized below.
Preferred Shares
      Pursuant to the terms and subject to any restrictions set forth in our bye-laws, our board of directors by resolution may establish one or more series of preferred shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by our board of directors, which, if any such preferred shares are issued, will include restrictions on voting and transfer intended to avoid having us constitute a “controlled foreign corporation” for U.S. federal income tax purposes. The rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the company. The issuance of preferred shares could also adversely affect the voting power of the holders of the common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares.
      We may issue preferred shares in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred shares being offered will include specific terms relating to the offering. They will include:

•	the title and stated value of the preferred shares;

•	the price or prices at which the preferred shares may be purchased;

•	the number of preferred shares offered, the liquidation preference per share, and the offering price of the preferred shares;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred shares;

•	the provisions for a sinking fund, if any, for the preferred shares;

•	the voting rights of the preferred shares;

•	the provisions for redemption, if applicable, of the preferred shares;

•	the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price, or the manner of calculating the conversion price and conversion period;

•	certain U.S. federal income tax consequences and special considerations applicable to the preferred shares;

•	whether all series of preferred shares rank on a parity with each other and rank senior to common shares with respect to payment of dividends and distributions of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred shares.
Bye-Laws
      Limitation on Voting Rights. Under our bye-laws, the voting power of all shares is automatically adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder (as defined below). The board of directors shall from time to time take all reasonable steps it deems necessary to ascertain through communications with shareholders or otherwise, whether there exists, or will exist at the time any vote of shareholders is taken, a Tentative 9.5% U.S. Shareholder (as defined below). In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such shareholders in descending order according to their respective Attribution Percentages (as defined below), provided that, in the event of a tie, the reduction shall apply first to the shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder.
      The adjustments of voting power described above shall apply repeatedly until there would be no 9.5% U.S. Shareholder. The board of directors may deviate from any of the principles described above and determine that shares held by a shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries, any other shareholder or our affiliates.

•	“Controlled Shares” in reference to any person means all common shares of Max Re Capital directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”).

•	“9.5% U.S. Shareholder” means a “United States person” as defined in the Code whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of Max Re Capital and who would be generally required to recognize income with respect to Max Re Capital under Section 951(a)(1) of the Code, if Max Re Capital were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

•	“Tentative 9.5% U.S. Shareholder” means a person that, but for adjustments described above, would be a 9.5% U.S. Shareholder.

•	“Attribution Percentage” shall mean, with respect to a shareholder and a Tentative 9.5% Shareholder, the percentage of the shareholder’s shares that are treated as Controlled Shares of such Tentative 9.5% Shareholder.
      In addition, no shareholder of Max Re Capital shall be permitted to vote any shares for or against directors of Max Re Capital or directors of any subsidiary of Max Re Capital that is treated as a corporation for U.S. federal tax purposes if the vote of such shares would cause any person to be a 9.5% U.S. Shareholder of Max Re Capital or such subsidiary.
      The voting restrictions set forth above may be waived by our board of directors in its sole discretion.
      Furthermore, if Max Re Capital is required or entitled to vote at a general or special meeting of (i) Max Re or (ii) any “Designated Subsidiary” (a subsidiary of Max Re Capital organized under the laws of a jurisdiction outside of the United States that is treated as a corporation for U.S. federal tax purposes and designated by the board of directors as a Designated Subsidiary), the directors shall refer the subject matter of the vote to the shareholders on a poll and seek authority from the shareholders for Max Re Capital’s corporate representative or proxy to vote in favor of the resolution proposed by Max Re and/or such Designated Subsidiary. The directors shall cause Max Re Capital’s corporate representative or proxy to Max Re Capital’s shares in Max Re and/or such Designated Subsidiary pro rata to the votes received at the general meeting of Max Re Capital, with votes for or against the directing resolution being taken, respectively, as an instruction for Max Re Capital’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by Max Re Ltd. and/or such Designated Subsidiary. All votes referred to Max Re Capital’s shareholders pursuant to this provision shall be subject to the voting power restrictions described above.
      Restrictions on Transfer. Our bye-laws contain several provisions restricting the transferability of our common shares. Our bye-laws provide that any transfer of shares that results in a shareholder (together with persons whose shares would be attributable to such shareholder under applicable U.S. tax attribution and constructive ownership rules) holding common shares in excess of 9.5% of the total common shares issued and outstanding, or any adverse tax, regulatory or legal consequences to us, any of our subsidiaries, any of our shareholders or any person ceding insurance to us may not be registered, at the sole discretion of the board of directors, in our share register and, if not registered, would be void and of no effect. Our bye-laws also provide that if the board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or any part of the common shares held by such shareholder to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for such common shares will be the fair market value of such common shares.
      Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such common shares will be deemed to own such common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on our Register of Members.

      If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of such refusal. The bye-laws also provide that our board of directors may suspend the registration of transfers at such time and for such periods as the board of directors may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.
      We are authorized to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.
      The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of our company, as more fully described below.
      Anti-Takeover Effects of Bye-Laws. Our bye-laws provide for the corporate governance of the company, including the establishment of share rights, modification of such rights, issuance of share certificates, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of the company. Certain of these provisions could have an anti-takeover effect.
      Our bye-laws provide that a class of the board shall be elected annually and the board shall consist of three approximately equal classes, each class to be elected to serve for a three-year term. Shareholders must give advance notice to nominate directors at shareholder meetings. Shareholders may only remove a director for Cause (as defined in the bye-laws) prior to the expiration of such director’s term at a special meeting of shareholders at which the holders of a majority of the shares entitled to vote thereon is cast in favor of such action. A special meeting of shareholders may be convened by the president or the chairman, by any two directors, by any director and the secretary or by the board of directors.
      As described above, our bye-laws provide that the total voting power of any shareholder owning 9.5% or more of our common shares is reduced to less than 9.5% of the total voting power of our share capital.
      Our bye-laws authorize our board of directors to decline to register any transfer of our common shares if it believes that the transfer would result in a person, or any group of which such person is a member, beneficially owning, directly or indirectly, 9.5% or more of our outstanding shares. Similar restrictions apply to our issuance and repurchase of shares. Our board of directors also may, in its absolute discretion, decline to register the transfer of any shares if it believes that the transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment or if it believes that registration of the transfer under any United States federal or state securities law or under the laws of any other jurisdiction is required and the registration has not been done. A transferor of our common shares will be deemed to own the shares for dividend, voting and reporting purposes until a transfer of the shares has been registered on our Register of Members. We are authorized to request information from any holder or potential acquirer of our shares as necessary and may decline to register any transaction if we do not receive complete and accurate information. These provisions could prevent any person from acquiring 9.5% or more of our common shares.
      Our board of directors will not decline to register any transfer of our common shares executed on the Nasdaq National Market. However, if any transfer results in the transferee, or any group, beneficially owning, directly or indirectly, 9.5% or more of any class of our share capital or causes our board of directors to have reason to believe that a transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment in any jurisdiction, the board of directors, under our bye-laws, has the power to deliver a notice to the transferee demanding that the transferee surrender to an agent, designated by the board, certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving this notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for such shares, together with any dividends or distributions that the transferee received from us. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell the shares and any non-cash dividends or distributions to the extent tradable as market securities in an arm’s-length transaction on the Nasdaq National Market. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to our benefit or the agent’s benefit, but the amounts may be used to reimburse expenses incurred by the agent in performing its duties.
      Our bye-laws provide that our board of directors may issue additional share capital of the company in its discretion. The authorization of undesignated preferred shares in our organizational documents makes it possible for our board of directors to issue preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us.
      Our bye-laws may only be amended by a resolution adopted by the board of directors and by a resolution of the shareholders.
      These and other provisions may have the effect of preventing hostile takeovers or delaying changes in control or management of us.
Shareholders’ Agreement
      We entered into a shareholders’ agreement with all of our shareholders who were purchasers of our common shares in our private placement offerings.
      The shareholders’ agreement grants investors certain registration rights. Each of (i) three certain strategic investors and (ii) holders holding at least 20% of our total common shares outstanding, on a fully-diluted and as converted basis, as a group, is entitled to require us to register its common shares under the Securities Act. Each of three certain strategic investors is permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations on Forms S-2 or S-3, so long as we are eligible to use such forms, or similar short-form registrations, provided that we will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million, which amount includes the aggregate offering price of common shares included in such registration by the other shareholders. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions and fees and expenses of more than one counsel for all selling shareholders) of all registrations requested by these strategic investors.
      In addition to demand registration rights, certain shareholders that are parties to the shareholders’ agreement, including the selling shareholders, are entitled to request that their common shares be included in any registration effected by us. The registration rights described above are subject to reduction if the managing underwriter, if any, for the registered offering believes that reduction is necessary due to market considerations. If we are effecting a registered secondary offering pursuant to a demand registration and the number of common shares to be included must be reduced, the common shares held by the shareholders making the demand, certain strategic investors and officers of the company will be given first priority on inclusion in the registration on a pro rata basis and the other shareholders will be given second priority on inclusion in the registration on a pro rata basis. If we are effecting a registered primary offering, we will be given first priority on inclusion in the registration, certain strategic investors and officers of the company will be given second priority on inclusion in the registration on a pro rata basis and the other shareholders will be given third priority on inclusion in the registration on a pro rata basis. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions, and fees and expenses of more than one counsel for all selling shareholders) of all registrations.
      Parties to the shareholders’ agreement, other than certain strategic investors, cannot require that we register or include in a registration common shares that are no longer subject to transfer restrictions under the Securities Act. In general, persons who are not affiliates of an issuer may freely trade unregistered securities in the United States two years after the date such securities were initially acquired and paid for in full.
Differences in Corporate Law
      The Companies Act 1981 of Bermuda (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to corporations formed under U.S. state laws and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to the bye-laws) applicable to us which differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.
      Interested Directors. Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, Bermuda law and our bye-laws provide that, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed to or are known by the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.
      Mergers and Similar Arrangements. The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.
      Takeovers. Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

      Shareholder’s Suit. The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many United States jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.
      Indemnification of Directors. We may indemnify our directors or officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.
      Inspection of Corporate Records. Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders without charge, and to members of the public for a fee. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.
Warrants
      In connection with the issuance of certain shares, we have issued warrants to purchase our common shares exchangeable on a one-for-one basis. The warrants may be exercised at any time up to their expiration dates, which range from December 22, 2009 to August 17, 2011. Warrants are issued with exercise prices approximating their fair value on the date of issuance.

Transfer Agent and Registrar
      The transfer agent and registrar for our common shares is Mellon Investor Services LLC. Its address is Overpeck Centre 85 Challenger Road, Ridgefield Park, New Jersey 07660 and its telephone number at this location is (201) 296-4000.
Listing
      Our common shares are listed on the Nasdaq National Market under the trading symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.”

DESCRIPTION OF DEPOSITARY SHARES
      The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of preferred shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.
General
      We may, at our option, elect to offer fractional shares of preferred shares, rather than full preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a share of a particular series of preferred shares as described below.
      The shares of each series of preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to all of the rights and preferences of the preferred shares in proportion to the applicable fraction of preferred shares represented by the depositary share, including any dividend, voting, redemption, conversion and liquidation rights.
      The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional preferred shares in accordance with the terms of the offering.
      Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.
Dividends and Other Distributions
      The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited preferred shares to the record holders of depositary shares relating to the preferred shares, in proportion to the numbers of the depositary shares owned by such holders.
      In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.
Redemption of Shares
      Subject to Bermuda law, if a series of preferred shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the preferred shares so redeemed. Whenever we redeem preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares
      Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of preferred shares on the basis described in an applicable prospectus supplement for such series of preferred shares, but holders of whole preferred shares will not thereafter be entitled to deposit the preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.
Voting Deposited Preferred Shares
      Upon receipt of notice of any meeting at which the holders of any series of deposited preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder’s depositary shares.
      The depositary will attempt, insofar as practicable, to vote the amount of such series of preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the preferred shares.
Amendment and Termination of the Deposit Agreement
      The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares representing preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each preferred share has been converted into other preferred shares or has been exchanged for debt securities; or

•	a final distribution in respect of the preferred shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Max Re Capital.
Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of preferred shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.
Resignation and Removal of Depositary
      The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Miscellaneous
      The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited preferred shares.
      Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS
      We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities, including common shares and preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.
Debt Warrants
      The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	certain U.S. federal income tax consequences and special considerations applicable to the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.
      Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.
Other Warrants
      The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include preferred shares or common shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the preferred shares or common shares with which the warrants are issued, and the number of the warrants issued with each share of preferred shares or common shares;

•	if applicable, the date on and after which the warrants and the related preferred shares or common shares will be separately transferable;

•	certain U.S. federal income tax consequences and special considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.
Exercise of Warrants
      Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of preferred shares or common shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
      Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS
      We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our common shares, preferred shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preferred shares or depositary shares. The number and price per share of our common shares, preferred shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of (a) a share purchase contract; (b) warrants; and/or (c) debt securities, or debt obligations of third parties (including United States treasury securities, other share purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, common shares, preferred shares or depositary shares under the share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.
      The applicable prospectus supplement will describe the terms of any share purchase contract or share purchase unit and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts and share purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

SELLING SHAREHOLDERS
      The following table sets forth information as of August 31, 2005 regarding beneficial ownership of common shares by each selling shareholder that may offer common shares pursuant to this registration statement. When we refer to the “selling shareholders” in this prospectus, we mean those persons listed in the table below, as well as the pledgees, donees, assignees, transferees, successors and others who hold any of the selling shareholders’ interest. Beneficial ownership is calculated based on 46,108,212 of our common shares outstanding as of August 31, 2005.

			Shares Beneficially			Shares Beneficially
	Number of		Owned Before			Owned After
	Common Shares		Offering			Offering(1)
Covered by This
Name and Address of Beneficial Owner	Prospectus(1)		Number		Percent(2)	Number	Percent

Capital Z Investments, L.P.(3)	5,539,058	(4)	5,539,058	(5)	11.46%	—	—

*	Less than 1%

(1)	Each of the selling shareholders may offer up to the number of common shares listed in the first column of this table. The prospectus supplement issued in connection with any offering by any of the selling shareholders will provide further details with respect to the number of common shares to be offered by each selling shareholder and the number of common shares that would be beneficially owned by each selling shareholder following such an offering. The selling shareholders may elect to sell all or part of their common shares in the event that we commit to an underwritten public offering of our common shares. In addition, the selling shareholders may sell all or part of their common shares in an offering in which we do not participate. The decision by any of the selling shareholders to sell any of their respective common shares in an offering will depend upon the market price of our common shares at that time and other factors deemed relevant by such selling shareholder. See “Plan of Distribution” for a description of the transactions in which the selling shareholders may offer and sell their common shares.

(2)	The bye-laws of Max Re Capital provide that any shareholder owning, directly, indirectly or in the case of U.S. persons, by attribution, 9.5% or more of our common shares will have the voting rights attached to such common shares reduced so that it may not exercise 9.5% or more of the total voting rights. See “Description of Share Capital — Bye-laws — Limitation on Voting Rights.”

(3)	Capital Z Investment Management, L.P., a Bermuda limited partnership, is the general partner of Capital Z Investments, L.P. (“Cap Z”) and exercises voting and investment power with respect to Cap Z’s portfolio assets. As the general partner of Capital Z Investment Management, L.P., Capital Z Investment Management, Ltd., a Bermuda limited liability company, exercises voting and investment power with respect to Cap Z’s portfolio assets at the direction of the investment committee of Capital Z Investment Management, Ltd. Mr. Laurence W. Cheng is a member of the investment committee of Capital Z Investment Management, Ltd. Mr. Cheng, a director of the Company and an officer and director of the ultimate general partner of Cap Z and the management company of Cap Z, may be deemed to have a beneficial interest in the common shares of Max Re Capital beneficially owned by Cap Z through his ownership of Capital Z Management, LLC.

(4)	Includes warrants to acquire 2,205,725 common shares.

(5)	Includes warrants to acquire 2,205,725 common shares.

MATERIAL TAX CONSIDERATIONS
      The following discussion generally summarizes the material Bermuda, Ireland and U.S. federal taxation of our company and the material Bermuda, Ireland and U.S. federal income tax consequences of the ownership and disposition of notes and common shares that may be offered from time to time. Material tax considerations applicable to the ownership and disposition of notes and common shares also will be described in any related prospectus supplement. Similarly, material tax considerations applicable to the ownership and disposition of other types of securities that may be offered from time to time will be described in any related prospectus supplement. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire the notes or the common shares. The tax treatment applicable to you may vary depending on your particular tax situation or status. This summary is based on current law, and future legislative, judicial or administrative changes could affect the information, beliefs and conclusions in this summary, possibly on a retroactive basis. This summary does not address U.S. state or local taxes or any U.S. federal taxes other than income taxes. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN NOTES, COMMON SHARES OR ANY OTHER SECURITIES.
      For U.S. federal income tax purposes, the term “U.S. holder” means a beneficial owner of the notes or common shares, as the case may be:

•	a citizen or resident of the United States;

•	a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if either:

•	a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust; or

•	the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.
Taxation of Max Re Capital and its Subsidiaries
      This summary of the application of Bermuda, Ireland and U.S. federal tax laws to our company represents the views of our management as to the application of these laws and does not represent legal opinions of us or our counsel.

Bermuda
      Under current Bermuda law, there is no income, corporate, profits, withholding, capital gains or capital transfer tax payable by Max Re Capital, Max Re, Max Re Managers or Max Re Diversified. Each of these entities has obtained from the Minister of Finance under The Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits or , income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to any of these entities, their operations or their shares, debentures or other obligations, until March 28, 2016. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Each of Max Re Capital, Max Re, Max Re Managers and Max Re Diversified pay de minimis annual Bermuda government fees, and each of Max Re and Max Re Managers pays de minimis annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

Max Re Europe
      Max Re Europe has been entitled to carry on the business of reinsurance in Ireland since June 2001. Max Re Europe is not subject to formal regulation. However, the Irish Financial Services Regulatory Authority (“IFSRA”) has the power to order a reinsurer to cease its business in certain circumstances including where IFSRA is not satisfied that the reinsurer has adequate capital or it considers that one or more directors are not suitably qualified to manage a reinsurer.
      A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is 12.5%.
      Reinsurance companies’ trading income includes underwriting profit and investment income attributable to its reinsurance trade. Other investment income, including realized gains (losses), is taxable at the higher corporation tax rate of 25%.
      In general, taxable trading income is calculated in the following manner:

•	Revenue expenses incurred wholly and exclusively for the purposes of the trade are deductible from trading income. Expenses are recorded on an accrual basis;

•	Interest and other costs of borrowings for trading purposes are generally deductible in the accounting period in which they are charged;

•	Annual interest paid on money borrowed to invest in or loan to trading companies may also be deductible as a charge on income, subject to certain conditions;

•	Normal remuneration of directors and employees for trading purposes is deductible;

•	Depreciation is not deductible. However, a tax deduction is provided for the wear and tear of the asset by way of a capital allowance; and

•	Entertainment expenditure, excluding bona fide employee entertainment, is not deductible for tax purposes.
      We do not expect Max Re Europe’s tax liability to be significant for the foreseeable future.

Max Insurance Europe
      Max Insurance Europe has held an authorisation in Ireland to carry on non-life insurance business since July 2003.
      It is subject to regulation by IFSRA under the Irish Insurance Acts 1909 to 2000, regulations made under those Acts, regulations relating to insurance business made under the European Communities Act 1972, and guidelines issued by IFSRA.
      A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is 12.5%.
      Insurance companies’ trading income includes underwriting profit and investment income attributable to its insurance trade. Other investment income, including realized gains (losses), is taxable at the higher corporation tax rate of 25%.
      In general, taxable trading income is calculated in the following manner:

•	Revenue expenses incurred wholly and exclusively for the purposes of the trade are deductible from trading income. Expenses are recorded on an accrual basis;

•	Interest and other costs of borrowings for trading purposes are generally deductible in the accounting period in which they are charged;

•	Annual interest paid on money borrowed to invest in or loan to trading companies may also be deductible as a charge on income, subject to certain conditions;

•	Normal remuneration of directors and employees for trading purposes is deductible;

•	Depreciation is not deductible. However, a tax deduction is provided for the wear and tear of the asset by way of a capital allowance; and

•	Entertainment expenditure, excluding bona fide employee entertainment, is not deductible for tax purposes.
      We do not expect Max Insurance Europe’s tax liability to be significant for the foreseeable future.

Max Europe Holdings
      Max Europe Holdings was established in June 2003 as an Irish holding company. It holds all the shares in Max Re and Max Insurance Europe.
      A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is currently 12.5%.
      In general pure holding companies do not carry on a trade. Non-trading income (investment income) is taxable at the higher corporation rate of 25%. However on the basis that Max Europe Holdings is an Irish resident company and its two Irish subsidiaries, Max Insurance Europe and Max Re Europe are Irish resident companies, dividends received from those subsidiaries will be exempt from corporation tax. Any other income of Max Europe Holdings is likely to be passive income (for example, interest) and would be taxable at 25%.
      In general dividends paid by Max Europe Holdings to its parent company would be free of Irish dividend withholding tax (subject to certain administrative requirements) provided the principal class of shares of the parent is substantially and regularly traded on the New York Stock Exchange at the time of payment of the dividend.
      In general the deduction of expenses in computing the taxable non-trading income of companies is limited.
      We do not expect Max Europe Holding’s tax liability to be significant for the foreseeable future.

United States
      In general, under current U.S. tax rules and regulations, a non-U.S. corporation is subject to U.S. federal income tax (at a current maximum rate of 35%) on its taxable income that is effectively connected to the conduct of a trade or business within the United States and to the U.S. branch profits tax (at a current rate of 30%) on its effectively connected earnings and profits (with certain adjustments) that are deemed repatriated out of the United States. Neither the Code nor the applicable regulations provide a general definition of what constitutes being engaged in a trade or business within the United States. The limited case law concerning the general definition of what constitutes engaging in a U.S. trade or business does not provide definitive guidance and generally provides that a non-U.S. corporation will be considered to be engaged in a U.S. trade or business if it regularly and continuously carries out business activities in the United States. The test is generally a factual one, and therefore all facts and circumstances must be examined annually in determining whether a non-U.S. corporation is engaged in a U.S. trade or business for a taxable year.
      Pursuant to most U.S. income tax treaties, a non-U.S. corporation that is engaged in the conduct of a U.S. trade or business is not subject to U.S. federal income tax on its business profits except to the extent income from the trade or business is attributable to a permanent establishment of the corporation that is located in the United States. The United States has entered into a treaty with Bermuda relating to the taxation of insurance enterprises. We refer to such treaty in this prospectus as the Bermuda treaty. The United States also has entered into a treaty with Ireland, and we refer to such treaty in this prospectus as the Ireland treaty. Under the Bermuda treaty, business profits earned by an insurance company that is a resident of Bermuda may be taxed in the United States only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. However, an insurance enterprise resident in Bermuda will be eligible to claim benefits under the Bermuda treaty only if:

•	more than 50% of its equity is beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents; and

•	its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents.
      For purposes of the Bermuda treaty, a permanent establishment generally is defined to include a branch, office or other fixed place of business through which the business of the enterprise is carried on, or an agent (other than an agent of independent status acting in the ordinary course of its business) that has, and habitually exercises in the United States, authority to conclude contracts in the name of the non-U.S. corporation. Whether we will be entitled to relief under the permanent establishment provision of the Bermuda treaty is uncertain because it cannot be predicted whether we would satisfy the two requirements, described above, under the Bermuda treaty. No regulations interpreting the Bermuda treaty have been issued.
      However, based on the general U.S. trade or business test and the current and anticipated activities of Max Re Capital and its subsidiaries, we believe that we should not be subject to U.S. federal income tax imposed on our business or related investment income. It is anticipated that we will operate in the future so as not to be engaged in the conduct of a trade or business in the United States. However, we cannot assure you that the Internal Revenue Service (“IRS”) will not contend successfully that we are engaged in a trade or business in the United States because none of the Code, regulations or court decisions provides definitive standards as to the specific type of activities that constitute being engaged in the conduct of a trade or business within the United States. In addition, the determination of whether a non-U.S. corporation is engaged in a U.S. trade or business is essentially factual in nature. If we were deemed to be engaged in a U.S. trade or business, that entity would be subject to U.S. income tax, as well as the branch profits tax, on certain of its income unless the entity is entitled to relief under the permanent establishment provision of an applicable treaty. If we were deemed to be engaged in business in the United States but did not have a permanent establishment in the United States, and we qualified for Bermuda treaty benefits, premium income received by us would be exempt from U.S. tax. However, it is unclear whether the Bermuda treaty applies to other income such as investment income that is effectively connected with a U.S. business. Accordingly, non-premium income, such as investment income, still could be subject to U.S. federal income tax and a branch profits tax even if treaty benefits were available for premium income.
      If imposed, U.S. federal income tax would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation cannot claim an allowance of deductions and credits unless it files a U.S. federal income tax return. Penalties may be assessed for failure to file tax returns. Max Re has filed protective U.S. income tax returns on a timely basis in order to preserve its right to claim tax deductions and credits if Max Re subsequently is determined to be subject to U.S. federal income tax.
      Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax on certain fixed or determinable annual or periodical gains, profits and income (such as dividends and certain interest on investments) derived from sources within the United States. Such tax generally is imposed by withholding at a rate of 30% (or a lower treaty rate, if applicable) on the gross income subject to the tax. The tax is eliminated with respect to certain types of U.S. source income, such as portfolio interest. If such income is earned by a non-U.S. corporation that is engaged in the conduct of a U.S. trade or business, the income is subject to the same withholding tax (i.e., 30% or a lower treaty rate, if applicable) if the income is not effectively connected with such trade or business. If such income is effectively connected with such trade or business, then the income is subject to U.S. federal income tax and branch profits tax to the same extent as other effectively connected income (as described above). The Bermuda treaty does not provide for reductions in such withholding rates.
      The United States also imposes an excise tax on reinsurance and insurance premiums paid to non-U.S. insurers or reinsurers with respect to risks or insureds located in the United States. The rates of tax applicable to such premiums paid to us, unless an exemption to the federal insurance excise tax is available under an applicable treaty, are 4% for direct insurance and indemnity bonds and 1% for reinsurance premiums and direct insurance of life, sickness and accident policies and annuity contracts.
Taxation of Noteholders

Bermuda
      Under current Bermuda law, there is no withholding tax on principal or interest paid on the notes.

United States

U.S. Noteholders
      The following summary sets forth the material U.S. federal income tax considerations related to the ownership and disposition of the notes. Unless otherwise stated, this summary deals only with holders of notes that are U.S. holders (as defined above) who hold the notes as capital assets. The following discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular noteholder in light of such noteholder’s specific circumstances. In particular, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of notes, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated under the Code and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, that may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the notes or the holders of notes. Persons considering making an investment in the notes should consult their own tax advisors prior to making any investment concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Additional information will be contained in the related prospectus supplement.
      If a partnership holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisor.
      Interest Payments. Interest paid to a U.S. holder on a note will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the notes will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the notes generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.
      Sale, Exchange, Redemption and Other Disposition of Notes. Upon the sale, exchange, redemption or other disposition of a note, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than any amount attributable to accrued but unpaid interest which will be taxable as interest) and the holder’s adjusted tax basis in such note. A U.S. holder’s adjusted tax basis in a note generally will equal the cost of such note and any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in the note exceeds one year at the time of the disposition. For U.S. holders other than corporations, preferential tax rates may apply to such long-term capital gain. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a note generally will be treated as U.S. source gain or loss, as the case may be.
      Information Reporting and Backup Withholding. Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of interest on the notes to a U.S. holder and the proceeds from a sale or other disposition unless the holder of the notes establishes an exemption from the information reporting rules. A holder of notes that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

Non-U.S. Noteholders
      The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a note that is a “non-U.S. holder.” For purposes of this discussion, a “non-U.S. holder” is holder of the notes that is a nonresident alien or a corporation, estate or trust that is not a U.S. holder.
      Interest and disposition. In general (and subject to the discussion below under “Information reporting and backup withholding”), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, notes, unless:

•	the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or

•	in the case of gain upon the disposition of notes, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.
      Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as may be provided by an applicable income tax treaty).
      Information reporting and backup withholding. If the notes are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the notes are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

Taxation of Shareholders

Bermuda
      Currently, there is no Bermuda withholding tax on dividends paid by Max Re Capital.

United States
      The following summary sets forth the material U.S. federal income tax considerations related to the ownership and disposition of the common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. holders (as defined above) who hold the common shares as capital assets. The following discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In particular, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates or persons who hold the common shares as part of a hedging or conversion transaction or as part of a short-sale or straddle or persons who are considered with respect to us or any subsidiary of Max Re Capital to be “United States shareholders” for purposes of the controlled foreign corporation provision (“CFC”) rules of the Code, all of whom may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated under the Code and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, that may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the common shares or the shareholders. Persons considering making an investment in the common shares should consult their own tax advisors prior to making any investment concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Additional information will be contained in the related prospectus supplement.
      If a partnership holds the common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the common shares, you should consult your own tax advisor.
      Taxation of Dividends. Subject to the discussion below relating to the potential application of the passive foreign investment company (“PFIC”) and CFC provisions, cash distributions made with respect to our common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits. U.S. holders generally will be subject to U.S. federal income tax on the receipt of such dividends at a maximum rate of 35%. However, dividends received by individual U.S. holders during taxable years beginning prior to January 1, 2009 may be eligible for a reduced maximum tax rate of 15%. The reduced rate does not apply to short-term or hedged positions in the common shares and in certain other situations. In addition, legislation has been proposed that would eliminate the reduced rate if the IRS determines that Bermuda does not have a comprehensive income tax system. If enacted, the legislation is proposed to apply to dividends received after the day of enactment To the extent that a distribution exceeds earnings and profits, it will be treated first as a return of the U.S. holder’s basis to the extent of such basis, and then as a gain from the sale of a capital asset. The character of such gain is described below under “Dispositions of Common Shares.”
      Passive Foreign Investment Companies. In general, a non-U.S. corporation will be a PFIC, if:

(i) 75% or more of its gross income constitutes “passive income”; or

(ii) 50% or more of its assets produce, or are held for the production of passive income.
      If Max Re Capital and any of its subsidiaries were characterized as PFICs, a U.S. holder would be subject to a penalty tax at the time of their sale at a gain of, or receipt of an “excess distribution” with respect to, their common shares, unless a “QEF election” or “mark to market” election (each as described below) is made with respect to each of the entities that is treated as a PFIC. Such U.S. holder is treated as receiving an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to our common shares during the three preceding taxable years (or shorter period during which the taxpayer held our common shares). In general, the special penalty tax is equivalent to an interest charge based on the value of the tax deferral of the taxes that are deemed due during the period the U.S. holder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the U.S. holder’s period of ownership at the highest marginal ordinary income tax rate. The interest charge is computed using the applicable rate imposed on underpayments of U.S. federal income tax for such period. In general, if a U.S. person owns stock in a non-U.S. corporation during any taxable year in which such corporation is a PFIC, the stock will generally be treated as stock in a PFIC for all subsequent years. In addition, a U.S. person that directly or indirectly owns stock of a PFIC is treated as owning a proportionate amount by value of any stock owned by that PFIC. If the PFIC owns shares in another PFIC, the excess distribution rules apply separately to the U.S. person with respect to its interest in such lower-tier PFIC on an indirect basis. Accordingly, if Max Re Capital is a PFIC, Max Re Capital’s subsidiaries may be treated as lower-tier PFICs and U.S. holders of Max Re Capital will be treated as indirect holders of the shares of such subsidiaries.
      If Max Re Capital and any of its subsidiaries are treated as PFICs in any taxable year, it may be possible for U.S. persons who own our common shares to mitigate certain of the negative tax consequences to them under the PFIC rules. In particular, under certain limited circumstances as described in more detail below, a U.S. person may be able to make a timely qualified electing fund election, which we refer to as a QEF election, with respect to its shareholdings; avail itself of a protective QEF election with respect to our common shares it owns; or make a mark to market election with respect to the first taxable year Max Re Capital and any of its subsidiaries are considered PFICs during its holding period in our common shares.
      As described below, the availability of these elections is uncertain as a matter of law and in certain cases requires that we provide certain information. We cannot assure you that such information will be made available to persons who own our common shares.
      The special PFIC tax rules described above will not apply to a U.S. holder if the U.S. holder makes a QEF election to have each of Max Re Capital and its lower-tier PFICs treated as a qualified electing fund for the first taxable year in which each is a PFIC and such U.S. holder directly or indirectly holds stock in the PFIC and we provide certain information to the U.S. holder. If we conclude in any year that Max Re Capital and Max Re shall be treated as PFICs, we intend to notify all U.S. holders and provide such information as may be required to make QEF elections with respect to such entities effective. If Max Re Capital and Max Re are PFICs, U.S. holders would also be subject to the PFIC rules on a separate basis with respect to their indirect interests in any lower-tier PFICs (i.e., direct and indirect subsidiaries of Max Re Capital and Max Re that are also PFICs). If we conclude in any year that Max Re Capital and Max Re are PFICs, we may not be able to provide the information necessary for the U.S. person to make QEF elections with respect to certain lower-tier PFICs (generally, direct and indirect subsidiaries of Max Re Capital and Max Re, other than Max Re Europe, that are also PFICs). Furthermore, it is important to note that although we may conclude in any year that we reasonably believe that we are not PFICs, the application of the PFIC rules to us may be uncertain. The IRS might ultimately conclude that Max Re Capital and any of its subsidiaries were in fact PFICs in any such year in which case there could be significant adverse tax consequences for U.S. holders.
      A U.S. holder that makes QEF elections with respect to each of Max Re Capital and its subsidiaries will be currently taxable on its pro rata share of the ordinary earnings and net capital gain of such entities during the years they are PFICs (at ordinary income and capital gains rates, respectively), regardless of whether or not distributions were received. The U.S. holder’s basis in our common shares will be increased to reflect taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to the U.S. holder.
      In general, a U.S. person that owns directly or through a non-U.S. entity shares of a PFIC must make a QEF election by filing an IRS Form 8621 on or before the due date (including extensions) for the filing of such U.S. person’s income tax return for the first taxable year to which the election is to apply. In certain circumstances, such U.S. person may be able to make a retroactive QEF election at a later date. Except for 2% U.S. shareholders (as defined below), a retroactive QEF election may not be available unless such U.S. person has previously preserved its right to make a retroactive QEF election by filing a protective statement signed under penalty of perjury with the IRS for the first taxable year in which such U.S. person acquired the shares of the non-U.S. corporation and, at the time of such filing, the U.S. person reasonably believed that the non-U.S. entity for which the filing was being made was not a PFIC for the taxable year. The protective statement must generally contain statements describing:

(i) the U.S. person’s basis (including application of the 75% income and 50% asset tests and other factors) for its reasonable belief that the non-U.S. corporation was not a PFIC for its taxable year ending with or within the U.S. person’s first taxable year to which the protective statement applies;

(ii) the U.S. person’s agreement extending the periods of limitations on the assessment of the U.S. person’s PFIC related taxes for all taxable years to which the protective statement applies;

(iii) name, address and certain identifying information of the U.S. person and the non-U.S. corporation with respect to which the protective statement is being filed; and

(iv) information and representation regarding the highest percentage of shares of each class of stock of the non-U.S. corporation held directly or indirectly by the U.S. person during the U.S. person’s first taxable year to which the protective statement applies.
      In general, filing the protective statement with respect to a taxable year by itself does not obligate a U.S. person to include its pro rata share of the non-U.S. corporation’s earnings into income for such taxable year if the non-U.S. corporation is not a PFIC for such taxable year. Such filing will merely preserve the U.S. person’s ability to make a retroactive QEF election with respect to such taxable year and may, thereby, protect the U.S. person from some of the more severe penalties under the PFIC rules (including an inability to take account of annual losses (if any) and the imposition of a special interest charge on gains in the market value of the shares regardless of whether such gains are attributable to underlying earnings of the company). If Max Re Capital and any of its subsidiaries are treated as PFICs, any U.S. person that makes a valid retroactive QEF election with respect to Max Re Capital and any of its subsidiaries that are themselves treated as PFICs will be taxable on such U.S. person’s cumulative annual pro rata share of the ordinary earnings and net capital gains of such entities (regardless of whether any distributions were received) as if such U.S. person had made such elections on a timely basis (i.e., on a non-retroactive basis), plus an interest charge to eliminate the tax deferral arising from the retroactive election. Accordingly, in light of the uncertainty and lack of guidance regarding the application of the PFIC rules to companies engaged in an insurance business (as described below), U.S. holders (other than 2% U.S. shareholders) may wish to consider filing a protective statement with respect to each of Max Re Capital and its subsidiaries for the first taxable year during which any interest in Max Re Capital is acquired in order to preserve the ability to make a retroactive QEF election. You are advised to consult your own tax advisors regarding the mechanics and effects of filing a protective statement with respect to each of Max Re Capital and its subsidiaries and making a retroactive QEF election in the event it is subsequently determined that Max Re Capital and any of its subsidiaries are PFICs in any particular year.
      In general, a U.S. person that owns, directly, indirectly or through attribution, less than two percent of the vote and value of each class of stock of a non-U.S. corporation for a taxable year (which we refer to as a 2% shareholder) is not always required to file a protective statement to preserve its ability to make a retroactive QEF election with respect to such taxable year. Such 2% U.S. shareholder may make a retroactive QEF election with respect to a non-U.S. corporation for such taxable year if the non-U.S. corporation has indicated in a public document that, with respect to such taxable year, it:

(i) reasonably believes that it is not or should not constitute a PFIC; or

(ii) in certain circumstances is unable to conclude whether it is a PFIC but reasonably believes that, more likely than not, it ultimately will not be a PFIC.
      Alternatively, a U.S. person who is a holder of common shares in a PFIC that are treated as “marketable stock” may make a mark to market election. A U.S. person that makes a valid mark to market election will not be subject to the PFIC rules described above. Instead, in general, a U.S. person that makes a valid mark to market election will include in each year as ordinary income the excess, if any, of the fair market value of our common shares at the end of the taxable year over its adjusted basis. The excess, if any, of the adjusted basis of our common shares over their fair market value at the end of the taxable year will be permitted as ordinary loss (but only to the extent of the net amount previously included in income as a result of the mark to market election). The electing U.S. person’s basis in the common shares will be adjusted to reflect any such income or loss amounts. The mark to market election is only available with respect to stock regularly traded on certain United States exchanges (including the Nasdaq National Market) and other exchanges designated by the United States Treasury. A class of stock is treated as regularly traded for a calendar year if it is traded for at least 15 days during each calendar year quarter. It is unclear whether the benefit of a mark to market election is available at all in the case of a publicly-traded holding company, such as Max Re Capital, that becomes a PFIC because of its lower-tier PFIC subsidiaries, such as Max Re. The Code and the regulations currently do not allow a mark to market election with respect to the stock of lower-tier PFICs that are non-marketable. There is also no provision that specifically provides that a mark to market election with respect to the stock of a publicly-traded holding company will effectively exempt the lower-tier PFICs from the negative tax consequences arising from the general PFIC rules described above. Because the fair market value of the stock of a holding company generally includes the fair market value of the stock of its subsidiaries, the better view is that a mark to market election made with respect to the stock of the holding company should apply to remove the lower-tier PFICs from the general PFIC rules. However, because of the lack of guidance, there can be no assurance that the IRS will agree with this view. You are advised to consult your tax advisors regarding the availability of the mark to market election and the consequences resulting from such election.
      For the above purposes, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC statutory provisions contain an express exception for income “derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business.” This insurance company exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. Thus, to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business, it may be treated as passive income for purposes of the PFIC rules. Max Re Capital’s insurance and reinsurance subsidiaries (each of which we refer to in this prospectus as an “Insurance Subsidiary”) expect to engage predominantly in insurance activities that involve sufficient transfer of risk and neither entity expects to have financial reserves in excess of the reasonable needs of its insurance business. If this is the case, each Insurance Subsidiary’s income or assets would not be expected to be considered passive. However, to the extent that an Insurance Subsidiary engages in certain non-traditional insurance activities that do not involve a sufficient amount of risk transfer, the insurance company exception may not apply, and accordingly, there is a risk that certain non-traditional insurance activities might cause an Insurance Subsidiary to be characterized as a PFIC. Additionally, the maintenance of financial reserves in excess of the reasonable needs of our insurance business and a failure to qualify for the insurance company exception in any other way is likely to cause an Insurance Subsidiary to be characterized as a PFIC. In addition, we may currently or in the future fail to satisfy the insurance company exception to the PFIC rules because the IRS may disagree with our interpretation of the current scope of the insurance company exception and successfully challenge our position that we qualify for the exception. In addition, the IRS may issue regulatory or other guidance that applies on either a prospective or retroactive basis under which we may fail to qualify for the insurance company exception. You should consult your own tax advisor to assess your tolerance for this risk. The PFIC statutory provisions also contain a look-through rule that states that, for purposes of determining whether a non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” “of any other corporation in which it owns at least 25% of the value of the stock.” Under this look-through rule, Max Re Capital would be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of each Insurance Subsidiary for purposes of the two PFIC tests (i.e., 75% income and 50% asset tests) described above. Therefore, Max Re Capital should not be considered a PFIC if, as expected, the Insurance Subsidiaries are not considered PFICs.
      However, no final regulations interpreting the substantive PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application or their possible retroactivity. In addition, we may experience unanticipated changes in our operations resulting from business or market contingencies that may cause us to fail to qualify under the insurance company exception. Accordingly, U.S. holders (possibly excluding 2% U.S. shareholders) may wish to consider filing a protective statement described above for each of Max Re Capital and its subsidiaries for the first taxable year during which any equity interest in Max Re Capital is acquired to preserve their ability to make retroactive QEF elections in the event Max Re Capital and one or more of its subsidiaries were to be treated as PFICs. Each U.S. person who is considering an investment in our common shares should consult his tax advisor as to the effects of these rules and the desirability of filing a protective statement.
      Possible Classification of Max Re Capital and/or its Subsidiaries as Controlled Foreign Corporations. Certain U.S. 10% shareholders (as defined below) that own, directly or indirectly through a non-U.S. entity, shares of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during any taxable year, are required to include in their gross income for U.S. federal income tax purposes their pro rata share of the CFC’s subpart F income, as defined below, for such year. This income inclusion is generally applicable to U.S. 10% shareholders that have such direct or indirect ownership on the last day of the taxable year of the CFC. The subpart F income inclusion is required even if the subpart F income is not distributed. In addition, U.S. 10% shareholders of a CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of U.S. property. All of the Insurance Subsidiaries’, and possibly some or all of Max Re Capital’s other subsidiaries’ income is expected to be subpart F income. Subpart F income generally includes passive investment income, such as interest, dividends or certain rent or royalties, and certain insurance income, which we refer to as subpart F insurance income. Subpart F insurance income is any income (including underwriting and investment income) that is attributable to the issuing (or reinsuring) of any insurance or annuity contract, and that (subject to certain modifications) would be taxed under the insurance company provisions of the Code if such income were the income of a U.S. insurance company absent an applicable exception. However, subpart F income does not include certain income subject to high foreign taxes and any income from sources within the United States which is effectively connected with the conduct of a trade or business within the United States and not exempted or subject to a reduced rate of tax by applicable treaty.
      A U.S. 10% shareholder is any U.S. person who owns, directly or indirectly through non-U.S. entities, or is considered to own (generally through attributions from family members, partnerships, estates, trusts or 10% controlled corporations) 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation. In general, a non-U.S. corporation is treated as a CFC only if its U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation’s stock on any day. However, for purposes only of taking into account Subpart F insurance income, a non-U.S. corporation such as an Insurance Subsidiary generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by U.S. 10% shareholders.
      In determining the U.S. 10% shareholders an Insurance Subsidiary, capital stock of such entity that is held indirectly by U.S. persons through Max Re Capital or any other non-U.S. entity is treated as held by U.S. persons. A U.S. person will be treated as owning indirectly a proportion of the capital stock of such entity corresponding to the ratio that the common shares owned by such person bears to the value of all the capital stock of Max Re Capital. Max Re Capital’s bye-laws require prior approval of its board of directors for any issuance or transfer of shares that results in:

(i) a shareholder (together with any persons whose stock would be attributable to such shareholder under applicable U.S. tax attribution rules) holding 9.5% or more of the total common shares issued and outstanding; or

(ii) any adverse tax, regulatory or legal consequences to Max Re Capital, any of its subsidiaries or any other shareholder.
      Max Re Capital’s bye-laws also provide that if our board of directors in its absolute discretion determines that share ownership by any shareholder may result in:

(i) a shareholder (together with any persons whose stock would be attributable to such shareholder under applicable U.S. tax attribution rules) holding 9.5% or more of the total common shares issued and outstanding; or

(ii) adverse tax, regulatory or legal consequences to Max Re Capital, any of its subsidiaries or any other shareholder, then Max Re Capital will have the option, but not the obligation, to repurchase all or any part of the shares held by such shareholder to the extent our board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences.
      Max Re Capital’s bye-laws provide that the direct and indirect voting power of each shareholder will be limited to less than 9.5% of the total combined voting power of all classes of our common shares, unless such provision is waived by the unanimous consent of our board of directors. Because of the attribution provisions of the Code and the rules of the Securities Exchange Commission regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 9.5% or more of the voting shares of Max Re Capital. Further, our board of directors has the authority to request from any shareholder certain information for the purpose of determining whether such shareholder’s voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives our board of directors discretion to disregard all votes attached to such shareholder’s common shares.
      Because of the foregoing provisions, we believe that none of us should be a CFC under the general rules described above. However, because of the complexity of the attribution rules, we cannot assure you that this will be the case. Also, we cannot assure you that Max Re Capital or any of its subsidiaries will not at some time in the future become a CFC. You should consult your own tax advisor to determine whether your ownership interest in Max Re Capital would cause you to become a U.S. 10% shareholder of Max Re Capital or of any subsidiary of Max Re Capital, and to determine the impact of such a classification on you.
      RPII Companies. A different definition of CFC is applicable in the case of a non-U.S. corporation which earns related person insurance income (“RPII”). RPII is any subpart F insurance income attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a RPII shareholder (as defined below) of the non-U.S. corporation or a related person (as defined below) to such a shareholder. For purposes only of taking into account RPII, and subject to the exceptions described below, any Insurance Subsidiary will be treated as a CFC if its RPII shareholders collectively own, directly or indirectly through non-U.S. entities, 25% or more of the total combined voting power or value of such Insurance Subsidiary’s stock on any day during a taxable year. If an Insurance Subsidiary is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, a U.S. person who owns, directly or indirectly through non-U.S. entities, shares of such Insurance Subsidiary on the last day of any such taxable year must include in its gross income for U.S. federal income tax purposes its allocable share of RPII of the Insurance Subsidiary for the entire taxable year, subject to certain modifications. For purposes of inclusion of an Insurance Subsidiary ’s RPII in the income of U.S. persons who own common shares, unless an exception applies, a RPII shareholder is a U.S. person who owns, directly or indirectly through non-U.S. entities, any amount (rather than 10% or more of the total combined voting power) of our common shares. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock after applying certain constructive ownership rules.
      RPII Exceptions. The special RPII rules do not apply if:

(i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning, directly or indirectly through non-U.S. entities, less than 20% of the voting power and less than 20% of the value of the stock of the Insurance Subsidiary;

(ii) the RPII of any Insurance Subsidiary, determined on a gross basis, is less than 20% of such Insurance Subsidiary ’s gross insurance income for such taxable year; or

(iii) certain other exceptions apply.
      Where no exception applies, each U.S. person who directly or indirectly owns shares of an Insurance Subsidiary on the last day of the Insurance Subsidiary’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of RPII for the entire taxable year. The amount includible will be determined as if all such RPII were distributed proportionately only to such U.S. persons at that date, but limited by such Insurance Subsidiary’s current-year earnings and profits and reduced by the U.S. person’s share, if any, of prior-year deficits in earnings and profits.
      Computation of RPII. In order to determine how much RPII an Insurance Subsidiary has earned in each taxable year, we intend to obtain and rely upon information from each Insurance Subsidiary’s insureds to determine whether any of the insureds or persons related to such insureds are our direct or indirect U.S. shareholders. We likely will not be able to determine whether any of the underlying insureds of the insurance companies to which the Insurance Subsidiaries provide insurance or reinsurance are RPII shareholders or related persons to such shareholders. Consequently, we may not be able to determine accurately whether any Insurance Subsidiary qualifies for the RPII exceptions described above and the gross amount of RPII earned by Max Re in a given taxable year. We will take reasonable steps to secure such additional information relevant to determining the availability of the RPII exceptions and the amount of its insurance income that is RPII as we believes advisable, but we cannot assure you that such information will be sufficient to enable any Insurance Subsidiary to make such determinations. If we determine that neither the RPII 20% ownership exception nor the RPII 20% gross income exception is applicable for any taxable year, we may seek information from our shareholders as to whether direct or indirect owners of common shares at the end of the year are U.S. persons. Such information is necessary in order to allow us to determine and apportion RPII among the U.S. holders. In any such year, we will inform our U.S. holders of the amount of RPII per share and such U.S. holders are obligated to file a return reporting such amount. To the extent we are unable to determine whether a direct or indirect owner of common shares is a U.S. person, we may assume that such owner is not a U.S. person for the purpose of allocating RPII, thereby increasing the amount of RPII per share for all such U.S. holders.
      Apportionment of RPII to U.S. Holders. The amount of RPII includible in the income of a direct or indirect U.S. shareholder is based upon the net RPII for the year after deducting related expenses such as losses, loss reserves and operating expenses. If we determine that neither one of the first two RPII exceptions described above (i.e., the RPII 20% ownership exception and RPII 20% gross income exception) is applicable for any taxable year, every U.S. person who owns, directly or indirectly through non-U.S. entities, common shares on the last day of such taxable year will be required to include in gross income its share of our RPII for the entire year. Such gross income inclusion is applicable whether or not RPII is distributed and regardless of whether the U.S. holder has owned our common shares for the entire year. A U.S. holder who owns common shares during such taxable year but not on the last day of the taxable year, which would normally be December 31, is not required to include in gross income any part of an Insurance Subsidiary’s RPII.
      If an Insurance Subsidiary has RPII and we make a distribution of such RPII to a U.S. holder with respect to our common shares, such dividends will not be taxable to the extent any such RPII has been allocated to and included in the gross income of such U.S. holder for the taxable year in which the distribution was paid or for any prior year.
      Basis Adjustments. A U.S. holder’s tax basis in its common shares will be increased by the amount of any RPII that the U.S. holder includes in income. The U.S. holder’s tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income. In general, a U.S. holder will not be able to exclude from income distributions with respect to RPII that a prior U.S. holder included in income.
      Information Reporting. Every U.S. person who “controls” a non-U.S. corporation by owning directly or by attribution more than 50% of the total combined voting power of all classes of stock entitled to vote, or more than 50% of the total value of shares of all classes of stock, of such corporation, for an uninterrupted period of 30 days or more during a taxable year of that non-U.S. corporation, must file a Form 5471 with its U.S. income tax return. In addition, under certain circumstances, U.S. persons treated as U.S. 10% shareholders or certain RPII shareholders of a CFC that own shares directly or indirectly through a non-U.S. entity are also required to file a Form 5471. Thus, if any Insurance Subsidiary’s gross RPII for a taxable year constitutes 20% or more of such corporation’s gross insurance income for such period (and the 20% ownership exception described above does not apply), any U.S. person treated as owning any shares of such Insurance Subsidiary’s directly or indirectly on the last day of such taxable year will be subject to the RPII rules and will be required to file a Form 5471. In addition, U.S. persons who own directly or indirectly more than 10% in value of the outstanding common shares of Max Re Capital or its subsidiaries at any time during a taxable year are required in certain circumstances to file Form 5471 even if none of the corporations is a CFC. For any taxable year we determine that an Insurance Subsidiary does not meet either of the first two RPII exceptions (i.e., the RPII 20% gross income and RPII 20% ownership exceptions) described above, we intend to mail to all shareholders of record, and will make available at the transfer agent with respect to our common shares, Form 5471 (completed with company information) for attachment to the returns of shareholders. However, our determination of the amount of any such Insurance Subsidiary’s gross RPII for a given taxable year may not be accurate because of our inability to gather the information necessary to make such determination. A tax-exempt organization that is treated as a U.S. 10% shareholder or a RPII shareholder under subpart F will be required to file a Form 5471 in the circumstances described above. Failure to file Form 5471 may result in penalties.
      Tax-Exempt Shareholders. Under Code section 512(b)(17), a tax-exempt entity that owns, directly or indirectly through a non-U.S. entity or through attribution, shares of any Insurance Subsidiary is required to treat as unrelated business taxable income (“UBTI”) the portion of any deemed distribution to such shareholder of Subpart F insurance income if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder. Exceptions are provided for income attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is:

(i) the tax-exempt shareholder;

(ii) an affiliate of the tax-exempt shareholder which itself is exempt from tax under Code section 501(a); or

(iii) a director or officer of, or an individual who (directly or indirectly) performs services for, the tax-exempt shareholder or an exempt affiliate but only if the insurance covers primarily risks associated with the performance of services in connection with the tax-exempt shareholder or exempt affiliate.
      Code section 512(b)(17) applies to amounts included in gross income in any taxable year. If an Insurance Subsidiary’s gross RPII were to equal or exceed 20% of such corporation’s gross insurance income and the 20% ownership exception for RPII does not apply, or such Insurance Subsidiary was otherwise treated as a CFC (i.e., more than 25% is owned by U.S. 10% shareholders) for a taxable year, tax-exempt entities owning our common shares would be required to treat a portion of our company’s subpart F insurance income as UBTI. Prospective investors that are tax-exempt entities are urged to consult their tax advisors as to the potential impact of Code section 512(b)(17) and the UBTI provisions of the Code.
      Dispositions of Common Shares. Subject to the discussion elsewhere relating to the potential application of the CFC and PFIC, capital gain or loss realized by a U.S. holder on the sale, exchange or other disposition of our common shares will be includible in gross income as capital gain or loss in an amount equal to the difference between such U.S. holder’s basis in our common shares and the amount realized on the sale, exchange or other disposition. If a U.S. holder’s holding period for our common shares is more than one year, any gain will be subject to U.S. federal income tax at a current maximum marginal rate of 15% for individuals and 35% for corporations. You are advised to consult your own tax advisor regarding the applications of these capital gain provisions.
      Under Code section 1248, any gain from the sale or exchange by a U.S. 10% shareholder of shares in a CFC may be treated as a dividend to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares (with certain adjustments). Code section 953(c)(7) generally provides that Code section 1248 also will apply to the sale or exchange of shares by a U.S. person in a non-U.S. corporation that earns RPII and is characterized as a CFC under the RPII rules if the non-U.S. corporation would be taxed as an insurance company if it were a U.S. corporation. The ordinary income treatment applies to a U.S. person subject to the RPII rules regardless of whether the U.S. person is a U.S. 10% shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). Existing regulations do not specifically address whether Code section 1248 would apply when a non-U.S. corporation (such as Max Re Capital) is not a CFC but the non-U.S. corporation has one or more insurance company subsidiaries that are CFCs for purposes of requiring U.S. holders to take into account RPII.
      There is a strong argument that Code section 1248 should not apply to dispositions of our common shares because we will not have any U.S. 10% shareholders and we are not directly engaged in the insurance business. There can be no assurance, however, that the IRS will interpret the proposed regulations under Code section 953 in this manner or that the Treasury Department will not amend the proposed regulations under Code section 953 or other regulations to provide that Code section 1248 will apply to dispositions of shares in a corporation such as us which is engaged in the insurance business indirectly through its subsidiaries. If Code section 1248 applies, the portion of the capital gain that is recharacterized as a dividend generally would be subject to tax in the manner described above in “Taxation of Dividends.”
      Uncertainty as to Application of RPII. The RPII provisions of the Code have never been interpreted by the courts. Regulations interpreting the RPII provisions of the Code exist only in proposed form, having been proposed in 1991. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made to such regulations or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning of the RPII provisions and the application thereof to Max Re Capital, Max Re and Max Re Europe is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, we cannot assure you that any amounts of RPII inclusions reported by us to U.S. shareholders will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person who is considering an investment in our common shares should consult his tax advisor as to the effects of these uncertainties.
      Foreign Tax Credit. Because it is anticipated that U.S. persons will continue to own a majority of our shares and because a substantial part of Max Re’s business includes the insurance of U.S. risks, only a portion of the RPII and dividends paid by us will be treated as foreign source income for purposes of computing a U.S. holder’s U.S. foreign tax credit limitation. This foreign source limitation will also apply to any gain from the sale of our common shares that is treated as a dividend under Code section 1248. It is likely that substantially all of the RPII and dividends that are foreign source income will constitute either “passive” or “financial services” income for foreign tax credit limitation purposes. Thus, it may not be possible for certain U.S. holders to utilize excess foreign tax credits to reduce U.S. tax on such income.
      Information Reporting and Backup Withholding. Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of dividends (if any) on our common shares to U.S. holders or to paying agents or custodians located in the United States. In addition, a U.S. holder may be subject to backup withholding with respect to dividends paid by such persons, unless such U.S. holder:

(i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules.
      The backup withholding tax is not an additional tax and may be credited against a U.S. holder’s regular federal income tax liability.
      Sales of our common shares through brokers by certain U.S. holders also may be subject to back-up withholding. Sales by corporations, certain tax-exempt entities, individual retirement plans, REITs, certain financial institutions, and other “exempt recipients” as defined in applicable Treasury regulations currently are not subject to back-up withholding. You should consult your own tax advisors regarding the possible applicability of the back-up withholding provisions to sales of our common shares.
      The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) is based upon current law and is for general information only. The tax treatment of a holder of common shares, or of a person treated as a holder of common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO YOU OF OWNING OUR COMMON SHARES.

PLAN OF DISTRIBUTION
      We and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.
      In addition, we may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
      The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the proceeds to us and/or the selling shareholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.
      Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.
      The selling shareholders may offer their common shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those common shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more common shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements.
      Each of the selling shareholders may offer its common shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for common shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.
      Each of the selling shareholders also may resell all or a portion of its common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.
      Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.
      If indicated in an applicable prospectus supplement, we and/or the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we and/or the selling shareholders pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us and/or the selling shareholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.
      Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we and/or the selling shareholders pay for solicitation of these delayed delivery contracts.
      Each underwriter, dealer and agent participating in the distribution of any offered securities which are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).
      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.
      Each series of offered securities will be a new issue and, other than the common shares which are listed on the Nasdaq National Market, will have no established trading market. We may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.
      We may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.
      Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.
      Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments which the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the selling shareholders in the ordinary course of business.
WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100 F. Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.maxre.bm. Our website is not incorporated into or otherwise a part of this prospectus. Our common shares are traded on the Nasdaq National Market under the symbol “MXRE” and the Bermuda Stock Exchange under the symbol “MXRE BH.”
      The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 of 15(d) of the Exchange Act, after the initial filing of this registration statement and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2004;

•	our Current Reports on Form 8-K filed on July 5, 2005, August 2, 2005, August 3, 2005, August 24, 2005 and September 16, 2005;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2005 and June 30, 2005; and

•	the information set forth under the caption “Description of Capital Stock” in our registration statement on Form S-1, Registration No. 333-62006, filed with the SEC on May 31, 2001, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on August 14, 2001.
      You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:
Max Re Capital Ltd.
Max Re House
2 Front Street
Hamilton, HM 11, Bermuda
Attention: Investor Relations
(441) 296-8800
LEGAL MATTERS
      Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS
      The consolidated financial statements of Max Re Capital Ltd. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004, annual report on Form 10-K of Max Re Capital Ltd., have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL
SECURITIES LAWS AND OTHER MATTERS
      We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.
      We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. We have also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

________________________________________________________________________________

11,000,000 Shares
Common Shares

Prospectus Supplement
October      , 2005

Joint Book-Running Managers

Banc of America Securities LLC	Citigroup

Fox-Pitt, Kelton
Keefe, Bruyette & Woods
Morgan Stanley
Wachovia Securities